Exhibit 2.1

                                                          EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             CADBURY SCHWEPPES PLC,

                              CSN ACQUISITION INC.,

                              CRC ACQUISITION INC.,

                             TRIARC COMPANIES, INC.,

                          SNAPPLE BEVERAGE GROUP, INC.,

                                       and

                            ROYAL CROWN COMPANY, INC.

                               September 15, 2000




                                TABLE OF CONTENTS



                                                                      PAGE
                                                                      ----


ARTICLE I          DEFINITIONS AND TERMS.....................................
         1.1       Specific Definitions......................................
         1.2       Terms Defined Elsewhere in the Agreement..................
         1.3       Other Definitional Provisions............................
         1.4       References to Time.......................................

ARTICLE II         THE MERGER..............................  ...............
         2.1       The Merger...............................................
         2.2       Merger Consideration.....................................
         2.3       Closing..................................................
         2.4       Effective Time...........................................
         2.5       Effects of the Merger....................................
         2.6       Certificate of Incorporation and By-Laws.................
         2.7       Directors................................................
         2.8       Officers.................................................
         2.9       Conversion of Capital Stock..............................
         2.10      Deliveries by CS.........................................
         2.11      Deliveries by Parent and Merging Companies...............

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF PARENT
                   AND MERGING COMPANIES....................................
         3.1       Organization and Qualification...........................
         3.2       Capitalization; Subsidiaries.............................
         3.3       Corporate Authorization..................................
         3.4       Consents and Approvals...................................
         3.5       Non-Contravention........................................
         3.6       Binding Effect...........................................
         3.7       Financial Statements; No Undisclosed Liabilities; Absence
                    of Certain Changes......................................
         3.8       Litigation...............................................
         3.9       Taxes....................................................
         3.10      Employee Benefits........................................
         3.11      Compliance with Laws.....................................
         3.12      Intellectual Property....................................
         3.13      Contracts.............................................
         3.14      Brokers...............................................
         3.15      Title to Properties...................................
         3.16      Environmental Matters.................................
         3.17      Labor Relations.......................................
         3.18      Business Relationships; Receivables...................
         3.19      Corporate Matters.....................................
         3.20      Insurance.............................................
         3.21      Inventories...........................................
         3.22      SEC Documents.........................................
         3.23      No Other Representations or Warranties................
         3.24      Disclosure Schedule...................................
         3.25      Loading...............................................

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF CS..................
         4.1       Organization and Qualification........................
         4.2       Corporate Authorization...............................
         4.3       Consents and Approvals................................
         4.4       Non-Contravention.....................................
         4.5       Binding Effect........................................
         4.6       Brokers...............................................
         4.7       Purchase for Investment...............................
         4.8       Sufficient Funds......................................
         4.9       No Other Representations or Warranties................

ARTICLE V          COVENANTS.............................................
         5.1       Conduct of Businesses Pending Closing.................
         5.2       Access................................................
         5.3       Cooperation...........................................
         5.4       Antitrust Notification................................
         5.5       Supplemental Disclosure...............................
         5.6       Further Assurances....................................
         5.7       Announcements.........................................
         5.8       Preservation of Records...............................
         5.9       Related Party Payments................................
         5.10      Insurance/Employee Benefits...........................
         5.11      Assumption of 2018 Debentures.........................
         5.11.1    Delivery of Class A Shares; Character
                                    of Class A Shares....................
         5.11.2    Conversion Rate.......................................
         5.11.3    Preservation of Conversion Rights.....................
         5.11.4    Corporate Existence...................................
         5.11.5    Defaults under Parent Indenture.......................
         5.11.6    Execution and Delivery of Supplemental
                                    Parent Indenture.....................
         5.11.7    Trustee Certificate...................................
         5.11.8    Officers' Certificates; Opinion of Counsel to Parent..
         5.11.9    Registration Rights...................................
         5.11.10   Survival of Covenants...................... ..........
         5.11.11   Indemnities...........................................
         5.11.12   Actions by CS.........................................
         5.12      Assumption of 10-1/4% Notes...........................
         5.12.1    Defaults under Indenture..............................
         5.12.2    Amendment of Indenture and Related Matters............
         5.12.3    Survival of Covenants.................................
         5.12.4    Trustee Certificate...................................
         5.12.5    Officers' Certificate; Opinion of Counsel
                                    to Parent and CS.....................
         5.12.6    Actions by CS.........................................
         5.12.7    Indemnities...........................................
         5.13      No Solicitation.......................................
         5.14      Payments for Options..................................
         5.15      Debt Agreements.......................................
         5.16      Confidentiality.......................................
         5.17      Securities Law Filings................................

ARTICLE VI         CONDITIONS TO CLOSING.................................
         6.1       Conditions to the Obligations of CS, Merger Subs, Parent
                    and Merging Companies................................
         6.2       Conditions to the Obligations of CS and Merger Subs...
         6.3       Conditions to the Obligations of Parent and Merging
                        Companies........................................

ARTICLE VII        SURVIVAL; GENERAL INDEMNIFICATION.....................
         7.1       Survival of Representations and Warranties............
         7.2       Indemnification by CS and Merger Sub..................
         7.3       Indemnification by Parent and Merging Companies.......
         7.4       Procedure for Indemnification.........................
         7.5       Limits on Indemnification.............................
         7.6       Characterization of Indemnification Payments..........
         7.7       Computation of Losses; Disputes.......................

ARTICLE VIII       TAX MATTERS; TAX INDEMNIFICATION......................
         8.1       Tax Indemnities.......................................
         8.2       Refunds and Tax Benefits..............................
         8.3       Contests..............................................
         8.4       Preparation of Tax Returns............................
         8.5       Cooperation and Exchange of Information...............
         8.6       Conveyance Taxes......................................
         8.7       FIRPTA Certificates...................................
         8.8       Miscellaneous.........................................

ARTICLE IX         TERMINATION...........................................
         9.1       Termination...........................................
         9.2       Effect of Termination.................................
         9.3       Termination Fee.......................................
ARTICLE X          NONCOMPETITION........................................
         10.1      Noncompetition Period.................................
         10.2      Modification of Noncompetition Covenant...............
         10.3      Equitable Remedy......................................

ARTICLE XI         GENERAL PROVISIONS....................................
         11.1      Extension; Waiver.....................................
         11.2      Amendment.............................................
         11.3      Expenses..............................................
         11.4      Governing Law.........................................
         11.5      Notices...............................................
         11.6      Entire Agreement......................................
         11.7      Disclosure Schedule...................................
         11.8      Headings; References..................................
         11.9      Counterparts..........................................
         11.10     Parties in Interest; Assignment.......................
         11.11     No Third Party Beneficiaries..........................
         11.12     Severability; Enforcement.............................
         11.13     Consent to Jurisdiction...............................


                                    EXHIBITS

Exhibit A        --         Form of Promissory Note
Exhibit B        --         Form of Custody Agreement
Exhibit C        --         Form of Indemnity Agreement
Exhibit D        --         Form of Registration Rights Agreement





                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT  AND PLAN OF MERGER,  dated as of September 15, 2000
(the "AGREEMENT"), by and among CADBURY SCHWEPPES PLC, an English public limited company ("CS"), CSN ACQUISITION INC., a Delaware corporation and an Affiliate of CS ("MERGER SUB SB"), CRC ACQUISITION INC., a Delaware corporation and an Affiliate of CS ("MERGER SUB RC" and, collectively with Merger Sub SB, the
"MERGERS SUBS"), TRIARC COMPANIES, INC., a Delaware corporation ("PARENT"), SNAPPLE BEVERAGE GROUP, INC., a Delaware corporation ("SBG"), and ROYAL CROWN COMPANY, INC., a Delaware corporation ("RC" and, together with SBG, collectively, the "MERGING COMPANIES").

                              W I T N E S S E T H:

                  WHEREAS, (i) the respective boards of directors of CS, Merger Sub SB and SBG have determined that the merger of Merger Sub SB with and into SBG with SBG surviving as a wholly owned subsidiary of CS (the "SBG MERGER") and
(ii) the respective boards of directors of CS, Merger Sub RC, and RC have determined that the merger of Merger Sub RC with and into RC with RC surviving as a wholly owned subsidiary of CS (the "RC MERGER" and, collectively with the SBG Merger, the "MERGERS"), is advisable and in the best interest of their respective corporations and stockholders and consequently have approved and adopted the Mergers (as applicable) and this Agreement.

                  WHEREAS, immediately prior to the Mergers (i) RC/Arby's Corporation, a Delaware corporation and the owner of all of the outstanding shares of capital stock of RC ("RCAC") will merge with and into a newly-formed Delaware limited liability company ("NEW LLC") wholly owned by Triarc Consumer Products Group, LLC, a Delaware limited liability company and the owner of 99.9% of the outstanding shares of capital stock of SBG ("TCPG"), which will be the surviving corporation in the merger and (ii) New LLC will sell, transfer and deliver to an Affiliate of Merging Companies (the "MERGING COMPANIES AFFILIATE"), all of the capital stock of Arby's, Inc., a Delaware corporation ("AI") (all such transactions, the "RESTRUCTURING");

                  WHEREAS, immediately prior to the Mergers, CS shall have made or caused to be made a loan or loan(s) to Merging Companies Affiliate and SBG (the "AFFILIATE LOANS") in an aggregate amount equal to all amounts due and owing under the Credit Agreement (as defined herein) as of the Closing Date, which loans shall be evidenced by promissory notes substantially in the form of Exhibit A hereto, the proceeds of which shall be used by Merging Companies Affiliate to acquire AI from New LLC. New LLC will use such funds and SBG shall use any other proceeds from the Affiliate Loans to repay indebtedness of the Beverage Companies under the Credit Agreement;

                  WHEREAS, as a condition to the obligations of CS and Merger Subs to complete the Closing of the Mergers, the Affiliate Loans shall be repaid concurrent with such Closing; and

                  WHEREAS, the parties are entering into the Tax Agreement of even date herewith, pursuant to which certain elections are to be made.

                  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

                  1.1 SPECIFIC DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "10-1/4% INDENTURE" shall mean the Indenture, dated as of February 25, 1999, among TCPG, SBG, the Subsidiary Guarantors (as defined therein) party thereto and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

                  "10-1/4% NOTES" shall mean the 10-1/4% Senior Subordinated Notes due 2009 issued pursuant to the 10-1/4% Indenture.

                  "2018 DEBENTURES" shall mean the Zero Coupon Convertible Subordinated Debentures due 2018 issued pursuant to the Parent Indenture.

                  "AFFILIATE" shall mean, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.



                  "AFFILIATE LOANS" shall have the meaning set forth in the recitals to this Agreement.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, together with all exhibits and schedules hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "AI" shall have the meaning set forth in the recitals to this Agreement.

                  "APPLICABLE LAWS" shall mean, with respect to any Person, all statutes, laws, ordinances, rules, orders and regulations of any Governmental Authority applicable to such Person and its business, properties and assets.

                  "ASSUMED DEBT AMOUNT" shall mean, as of the Closing Date, (i) the aggregate principal amount of and accrued interest on the 10-1/4% Notes plus
(ii) the accreted value of the 2018 Debentures, as of the Closing Date.

                  "BEVERAGE COMPANIES" shall mean SBG, RC and all of their respective direct and indirect Subsidiaries as of the Closing Date.

                  "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which banks located in New York City are authorized or required by law to close.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 eT Seq.).

                  "CLOSING"   shall  mean  the   closing  of  the   transactions
contemplated by this Agreement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change or effect that, singly or in the aggregate, is, or is reasonably likely to become, materially adverse to the business, operations, properties or condition (financial or otherwise) of the Beverage Companies taken as a whole; PROVIDED, HOWEVER, that Company Material Adverse Effect shall exclude any change or effect due to (i) general economic or industry-wide conditions, (ii) any change resulting from this Agreement or the public announcement thereof or the transactions contemplated hereby, and (iii) any condition described in the Disclosure Schedules.

                  "COMPANY SEC REPORT" shall mean all forms, reports, schedules, statements and documents (and all amendments, supplements and exhibits thereto) filed with the United States Securities and Exchange Commission by TCPG or SBG prior to the date hereof; including, without limitation, the Registration Statement on Form S-1 (Registration No. 333-40198), as amended by the draft Amendment No. 1, dated September 8, 2000 (the "DRAFT S-1 AMENDMENT"), and supplemented on September 13, 2000 relating to the proposed initial public offering by SBG of shares of its common stock.

                  "CONFIDENTIALITY AGREEMENT" shall mean the Agreement, dated February 25, 2000, between CS and Parent.

                  "CONTRACT"  shall  mean  any  written  note,  bond,  mortgage,
indenture,  lease,  license,   franchise,   contract,   agreement,   instrument,
obligation, understanding, arrangement or commitment.

                  "CS" shall have the meaning set forth in the preamble to this Agreement.

                  "CS MATERIAL ADVERSE EFFECT" shall mean any change or effect that would materially delay or impair the ability of CS or Merger Subs to consummate the transactions contemplated by this Agreement or perform their respective obligations hereunder.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware.

                  "DOJ" shall mean the United States Department of Justice.

                  "EMPLOYEE BENEFIT PLANS" shall mean all compensation or benefit plans, policies or arrangements, employment and severance agreements (including but not limited to those described in Section 3(3) of ERISA), which are sponsored, maintained or with respect to any multiemployer plan (within the meaning of Section 3(37) of ERISA), if any, contributed to by Parent, a Merging Company or a Beverage Company and in which any employee or former employee of a Beverage Company participates or with respect to which a Beverage Company may have any liability.



                  "ENCUMBRANCES" shall mean any and all mortgages, security interests, liens, claims, pledges, restrictions, leases, title defects, rights of others, charges or other encumbrances.

                  "ENVIRONMENT" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                  "ENVIRONMENTAL CLAIM" means any and all administrative or judicial actions, suits, orders, written claims, liens, written notices, written notices of violations, written complaints, written requests for information, or proceedings, whether criminal or civil, (collectively, "CLAIMS") pursuant to any applicable Environmental Law or any common law doctrine relating to the presence, Releases of or exposures to a Hazardous Material by any Person (including but not limited to any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                  "ENVIRONMENTAL CLEAN-UP SITE" means any location which is listed or proposed by any Governmental Authority for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law.

                  "ENVIRONMENTAL LAW" means any and all applicable federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, binding policies, binding guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of the Environment, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.;
the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. ss. 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time.

                  "ENVIRONMENTAL PERMIT" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority under or in connection with any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law and the rules and regulations promulgated thereunder.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" shall mean any foreign, federal, state or local government, court, agency or commission or other governmental or regulatory body or authority.

                  "HAZARDOUS MATERIAL" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

                  "INDEMNIFIED PARTY" shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

                  "INDEMNIFYING PARTY" shall mean any party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

                  "INDEPENDENT ACCOUNTING FIRM" means (a) an independent certified public accounting firm in the United States of national recognition mutually acceptable to the Parent and CS or (b) if Parent and CS are unable to agree upon such a firm, then each party shall select one such firm and those two firms shall select a third firm, in which event "Independent Accounting Firm" shall mean such third firm.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean any and all United States, international and foreign (by whatever name or term known or designated), tangible and intangible, (a) rights associated with works of authorship, whether or not registered, throughout the universe, including without limitation, all exclusive exploitation rights, copyrights, neighboring rights, and moral rights, (b) corporate name, trademark, trade name, trade dress, product configuration, and any other similar rights, whether or not registered, (c) patents, designs, algorithms and other industrial property rights, (d) computer software, data, databases and documentation thereof, software programs, source codes, object codes, information systems, proprietary interfaces, routines, modules, procedures, functions, program specifications and related documentation, and all rights under licenses relating to the use thereof, (e) trade secrets and other confidential or proprietary information (including formulas, recipes, know-how, processes, ideas, business methods, techniques, proposals, technical data, marketing plans, customer data, including customer lists, customer profiles, user preferences, click-stream data, and supplier lists and information), (f) electronic addresses and passwords, including Internet uniform resource locators, Internet domain names, and registrations and applications for registration thereof, and any other similar rights, (g) all copies and tangible embodiments of the foregoing in whatever form or medium, (h) all other proprietary rights of every kind and nature throughout the universe however designated, now known or hereafter existing, including without limitation, rights to remuneration whether arising by operation of law, contract, license or otherwise, and (i) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe.

                  "IRS" shall mean the United States Internal Revenue Service.


                  "KNOWLEDGE OF PARENT" or any similar phrase means the actual knowledge of any of those Persons listed on Section 1.1 of the Disclosure Schedule.

                  "LEGAL PROCEEDINGS" shall mean any judicial, governmental, administrative or arbitral actions, suits, proceedings (public or private) or investigations.

                  "LONG ISLAND SNAPPLE" shall mean Snapple Distributors of Long Island, Inc.

                  "MATERIAL INTELLECTUAL PROPERTY RIGHTS" shall mean those Intellectual Property Rights which are listed in Section 3.12 of the Disclosure Schedule.

                  "MATERIAL THIRD PARTY INTELLECTUAL PROPERTY RIGHTS" shall mean those Third Party Intellectual Property Rights which are listed in Section 3.12 of the Disclosure Schedule.

                  "MERGING COMPANIES" shall have the meaning set forth in the preamble to this Agreement.

                  "MERGING COMPANIES AFFILIATE" shall have the meaning set forth in the preamble to this Agreement.

                  "MILLROSE" shall mean Millrose Distributors, Inc.

                  "MISTIC" shall mean Mistic Brands, Inc.

                  "NEW LLC" shall have the meaning set forth in the preamble to this Agreement.

                  "PARENT" shall have the meaning set forth in the preamble to this Agreement.

                  "PARENT INDENTURE" shall mean the Indenture, dated as of February 9, 1998, among Parent and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

                  "PERMITTED LIENS" means (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due or delinquent, (ii) liens for Taxes, assessments and other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, could not be reasonably expected to materially impair the ability of any of the Beverage Companies to use the property or asset to which it relates in substantially the same manner as it was used on the Closing Date.

                  "PERSON" or "PERSON" shall mean and includes any individual, partnership, limited liability company, joint venture, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

                  "RC" shall have the meaning set forth in the recitals to this Agreement.

                  "RCAC" shall have the meaning set forth in the recitals to this Agreement and shall include any successors in interest thereto.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

                  "SBC" shall mean Snapple Beverage Corp., a Delaware corporation.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SITE" means any of the real properties currently or within the past three years owned, leased or operated by any of the Beverage Companies in each case, including all soil, subsoil, surface waters and groundwater thereat.

                  "STEWART'S" shall mean Stewart's Beverages, Inc.

                  "SUBSIDIARY" shall mean, with respect to any Person, (i) each corporation, partnership, limited liability company, joint venture or other legal entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, limited liability company, joint venture or other legal entity and (ii) each partnership or other entity in which such Person or another Subsidiary of such Person is the general partner or otherwise controls such partnership or other entity.

                  "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes.

                  "TAX AGREEMENT" shall mean the agreement of even date herewith by and among Parent, CS and others pursuant to which certain elections are to be made.

                  "TAX RETURNS" shall mean all reports, returns, declaration forms and statements filed or required to be filed with respect to Taxes.

                  "TCPG" shall have the meaning set forth in the preamble to this Agreement.

                  1.2 TERMS DEFINED ELSEWHERE IN THE AGREEMENT. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:


TERM                                                                  SECTION
----                                                                  -------

3.7 Balance Sheets................................................... 3.9(b)
Acquisition Proposal................................................. 5.13(c)
Adjustment Event..................................................... 5.11.2(b)
Adjustment Payment Date.............................................. 2.2(c)
Arthur Andersen...................................................... 2.2(c)
Asserted Liability .................................................. 7.4(a)
Audited Closing Balance Sheet........................................ 2.2(c)
Casualty Insurance Claims............................................ 5.10(e)
Certificates of Merger............................................... 2.4
Claim Notice......................................................... 7.4(a)
Class A Shares....................................................... 5.11.1
Closing Balance Sheet................................................ 2.2(c)
Closing Balance Sheet Date........................................... 2.2(c)
Closing Date......................................................... 2.3
Contest.............................................................. 8.3(b)
Conversion Rate...................................................... 5.11.2
Conveyance Taxes..................................................... 8.6
Credit Agreement..................................................... 6.1(c)
CS Cap............................................................... 7.5(b)(i)
CS Indemnified Parties............................................... 7.3
CS Required Consent.................................................. 4.3
Custody Agreement.................................................... 5.11.1
Debt Agreements...................................................... 5.15
Determined Differences............................................... 2.2(c)
Differences.......................................................... 2.2(c)
Disagreement Notice.................................................. 2.2(c)
Disclosure Schedule.................................................. 3.24
Effective Time....................................................... 2.4
Employees............................................................ 5.10(a)
Environmental Representation Claim................................... 7.1
ERISA Claim.......................................................... 7.1
Final Adjustment Certificate......................................... 2.2(c)
Final CS Working Capital Adjustment.................................. 2.2(c)
Final Merging Companies' Working Capital Adjustment.................. 2.2(c)
Financial Statements................................................. 3.7(e)
General Claim........................................................ 7.1
HSR Act.............................................................. 3.4
Income Taxes......................................................... 8.1(a)
Indemnified Persons................................................. 5.10(d)(ii)
Initial Allocation................................................... 2.2(a)
Insurance Policies................................................... 5.10(e)
Losses............................................................... 7.2
Material Contracts................................................... 3.13
Merger Consideration................................................. 2.2(a)
Merging Companies Indemnified Parties................................ 7.2
Minimum Required Working Capital..................................... 2.2(c)
Notice Period........................................................ 7.4(a)
Option Payment....................................................... 5.14
Option Plan.......................................................... 3.2
Options.............................................................. 5.14
Other Antitrust Regulations.......................................... 3.4
Parent Cap........................................................... 7.5(a)(i)
Purchase Price....................................................... 2.2(a)
Quaker............................................................... 8.1(b)
Quaker Agreement..................................................... 8.1(b)
RC Common Stock...................................................... 2.2(a)
RC Shares............................................................ 3.2(a)
RC Surviving Corporation............................................. 2.1
Registration Rights Agreement........................................ 5.11.9
Representative....................................................... 5.13(a)
Required Consents.................................................... 3.5
Resolved Objections.................................................. 2.2(c)
Restricted Parties................................................... 10.1(i)
Review Period........................................................ 2.2(c)
SBG Common Stock..................................................... 2.2(a)
SBG Shares........................................................... 3.2
SBG Surviving Corporation............................................ 2.1
Shares............................................................... 3.2(a)
Stock Allocations.................................................... 2.2(a)
Substitute Securities................................................ 5.11.3
Superior Proposal.................................................... 5.13(a)
Supplemental Parent Indenture........................................ 5.11.6
Surviving Corporations............................................... 2.1
Tax Claim............................................................ 7.1
Termination Fee...................................................... 9.3
Third Party Intellectual Property Rights............................. 3.12(b)
Threshold............................................................ 7.5(a)(i)
Triarc Plan.......................................................... 5.10(c)
Working Capital...................................................... 2.2(c)

                  1.3 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                           (b)      The terms defined in the singular shall
have a comparable meaning when used in the plural, and vice versa.

                           (c)      The terms "DOLLARS" and "$" shall mean
United States dollars.

                           (d)      As used in this Agreement, accounting
terms

which are specifically defined under GAAP and are not otherwise defined herein shall have the respective meanings given to them under GAAP.

                  1.4 REFERENCES TO TIME. All references in this Agreement to times of the day shall be to New York City time.


                                   ARTICLE II

                                   THE MERGER

                  2.1 THE MERGER. On the terms and subject to the conditions set forth herein, at the Effective Time, in accordance with the DGCL, (i) Merger Sub SB shall be merged with and into SBG and (ii) Merger Sub RC shall be merged with and into RC, each in accordance with this Agreement, and the separate corporate existence of each of Merger Sub SB and Merger Sub RC shall cease. SBG shall be the surviving corporation in the SBG Merger (the "SBG SURVIVING CORPORATION") and RC shall be the surviving corporation in the RC Merger (the "RC SURVIVING CORPORATION" and, collectively with the SBG Surviving Corporation, the "SURVIVING CORPORATIONS") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of each of SBG and RC with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Mergers.

                  2.2 MERGER CONSIDERATION. (a) At the Closing, pursuant to the Mergers and the terms of this Agreement and subject to adjustment in accordance with Sections 2.2(c) and 5.14, the holders of common stock, par value $1.00 per share, of SBG ("SBG COMMON STOCK") and holders of common stock, par value $1.00 per share, of RC ("RC COMMON STOCK") shall receive an aggregate sum (the "MERGER CONSIDERATION") of (i) $1,325,626,000 less (ii) the Assumed Debt Amount. The parties hereto acknowledge that the gross purchase price for SBG and RC is $1,325,626,000 (the "PURCHASE PRICE"), of which $200 million shall be allocated to the RC Shares and the remainder (after any adjustments, as provided in Sections 2.2(c) and 5.14, below) shall be allocated to the SBG Shares (the
"INITIAL ALLOCATION"). The amount allocated to the SBG Shares (after such adjustments, if any) shall be further allocated $25 million to Stewart's, $75 million to Mistic and the balance to SBC which shall be further allocated not less than $21 million to Millrose and $19 million to Long Island Snapple (such allocations, together with the Initial Allocation, the "STOCK ALLOCATIONS"). At the Closing, the Merger Consideration shall be payable by CS to the holders of the SBG Common Stock and the RC Common Stock by wire transfer of immediately available funds to such bank accounts or bank account specified by Parent in writing.

                           (b)      Any adjustment to any amount due pursuant
to any provision of this Agreement (including, without limitation, adjustments pursuant to Section 2.2(c), Section 5.14 and Articles VII and VIII) shall be treated as adjustments to Purchase Price and initially allocated solely to SBG, and then further allocated to SBC. The allocations of Purchase Price set forth in this Section 2.2 shall be used for all purposes, including tax and financial reporting.

                           (c)      WORKING CAPITAL ADJUSTMENT.

                                    (i)     PREPARATION OF FINAL BALANCE SHEET
AND ADJUSTMENT CERTIFICATE. As soon as practicable, but in any event within 45 days after the Closing Date, CS shall prepare or cause to be prepared a consolidated balance sheet of the Beverage Companies (the "CLOSING BALANCE SHEET"), in accordance with GAAP consistently applied with the unaudited pro forma combined balance sheet of the Beverage Companies as of January 2, 2000, as of the close of business on the last day of Parent's fiscal month in which the Closing Date occurs (the "CLOSING BALANCE SHEET DATE"), a copy of which shall be delivered to Parent and Arthur Andersen ("ARTHUR ANDERSEN"). For all purposes relating to the calculation of the Working Capital Adjustment, from the Closing Date to the Closing Balance Sheet Date, the business of the Beverage Companies shall be operated and the treatment of Working Capital components shall each be in the ordinary course of business consistent with past practice prior to the Closing Date or, if not, appropriate adjustments shall be made to the actual results for the purpose of the calculation.

                                    (ii) Within 45 days after receipt thereof,
the Closing Balance Sheet shall be audited by Arthur Andersen (the "AUDITED CLOSING BALANCE SHEET") and such firm shall deliver an audit opinion stating that the Audited Closing Balance Sheet presents fairly, in all material respects, the financial position of the Beverage Companies on a consolidated basis as of the Closing Balance Sheet Date in accordance with GAAP consistently applied with the unaudited pro forma combined balance sheet of the Beverage Companies as of January 2, 2000. The Audited Closing Balance Sheet shall be provided to Parent promptly upon the availability thereof. In addition, CS shall prepare or cause to be prepared a certificate (the "FINAL ADJUSTMENT CERTIFICATE") accompanied by a report of Arthur Andersen setting forth (i) the calculations of the amount of Working Capital as of the Closing Balance Sheet Date on the basis of the Audited Closing Balance Sheet, and (ii) the amounts payable by Parent to CS and/or by CS to Parent, pursuant to Section 2.2(c)(v). The Final Adjustment Certificate shall be provided to Parent promptly upon the availability thereof.

                                    (iii)   REVIEW OF AUDITED CLOSING BALANCE
SHEET. Upon receipt of the Audited Closing Balance Sheet and the Final Adjustment Certificate, Parent (together with its professional advisors) shall have the right during the succeeding 30-day period (the "REVIEW PERIOD") to examine the Audited Closing Balance Sheet and the Final Adjustment Certificate, and all books and records used to prepare the Audited Closing Balance Sheet and the Final Adjustment Certificate. Arthur Andersen shall provide access to the work papers used to prepare, audit and review the Audited Closing Balance Sheet and the Final Adjustment Certificate to Parent and its professional advisors. If Parent objects to all or any part of the Audited Closing Balance Sheet or the Final Adjustment Certificate, Parent shall so notify CS in writing (each such notice, a "DISAGREEMENT NOTICE") on or before the last day of the Review Period, setting forth a description of such party's objection and the amount of the adjustment which such party believes should be made to each item of its objection. If no Disagreement Notices are delivered within the Review Period, the Audited Closing Balance Sheet and the Final Adjustment Certificate shall be deemed to have been accepted by Parent and CS.

                                    (iv)    DISPUTE RESOLUTION.

                                            (A)      In the event that any
Disagreement Notice is delivered in accordance with Section 2.2(d)(ii), CS and Parent shall attempt to resolve the objections set forth therein within 30 days of receipt of such Disagreement Notice. The objections set forth in the Disagreement Notice that are resolved by CS and Parent in accordance with this
Section 2.2(c)(iv) shall collectively be referred to herein as the "RESOLVED OBJECTIONS." The Final Adjustment Certificate shall be adjusted to reflect any Resolved Objections.

                                            (B)      If CS and Parent are unable
to resolve all the objections set forth in any Disagreement Notice within such thirty (30) day period, the following procedure for dispute resolution shall apply:

                                                     (i)      Within 15 days of
the end of such thirty (30) day period, the parties shall jointly appoint the Independent Accounting Firm to assist in the resolution of the outstanding objections;

                                                     (ii)     Upon appointment
of the Independent Accounting Firm, each party shall provide to the Independent Accounting Firm, and to the other party, a copy of the Disagreement Notice and any other written submissions or materials such party may wish to make, or provide, in support of its position;

                                                     (iii) Each party may
submit a reply brief in response to the written submissions referred to above. Such reply brief shall be delivered to the Independent Accounting Firm, and to the other party, within five (5) Business Days of the date of receipt of the other party's written submissions;

                                                     (iv)     The Independent
Accounting Firm shall review the objections set forth in the Disagreement Notice or Notices that are not Resolved Objections (collectively, the "DIFFERENCES") and the written submissions, if any, and shall determine, based on the requirements set forth in this Section 2.2, and only with respect to Differences submitted, whether and to what extent the Audited Closing Balance Sheet and/or the Final Adjustment Certificate require adjustment; PROVIDED, HOWEVER, that in no event shall any determination by the Independent Accounting Firm of any Difference result in an adjustment greater than the amount of the adjustment requested with respect to such Difference in the Disagreement Notice or Notices;

                                                     (v)      The Independent
Accounting Firm shall have the discretion to determine whether to convene a meeting or meetings of the parties to assist in the resolution of the Differences;

                                                     (vi)     CS and Parent
shall each pay 50% of the fees and disbursements of the Independent Accounting Firm. CS and Parent shall, and CS shall cause the Beverage Companies to, provide to the Independent Accounting Firm their full cooperation; and

                                                     (vii)    The Independent
Accounting Firm's resolution of the Differences shall be conclusive and binding upon the parties. The Differences as resolved by the Independent Accounting Firm, in accordance with this Section 2.2(c)(iv) shall be referred to herein collectively as the "DETERMINED DIFFERENCES". The Final Adjustment Certificate shall be adjusted to reflect any Determined Differences.

                                    (v)     CALCULATION OF FINAL MERGER
CONSIDERATION ADJUSTMENTS.

                                            (A)      If the amount of Working
Capital set forth in the Final Adjustment Certificate is greater by more than 5% than the amount of the Minimum Required Working Capital, then Parent shall be entitled to receive from CS the amount of the excess (above 5%) of the Working Capital set forth in the Final Adjustment Certificate OVER the Minimum Required Working Capital (the "FINAL MERGING COMPANIES' WORKING CAPITAL ADJUSTMENT").

                                            (B)      If the amount of Working
Capital set forth in the Final Adjustment Certificate is less by more than 5% than the amount of the Minimum Required Working Capital, then CS shall be entitled to receive from Parent the amount of the difference between (i) the Minimum Required Working Capital minus 5% of the Minimum Required Working
Capital and (ii) the Working Capital set forth in the Final Adjustment Certificate (the "FINAL CS WORKING CAPITAL ADJUSTMENT").

                                    (vi)    PAYMENT OF MERGER CONSIDERATION
ADJUSTMENTS. On the third Business Day following the latest to occur of (such day, the "ADJUSTMENT PAYMENT DATE") (x) the 30th day following receipt of the Audited Closing Balance Sheet and the Final Adjustment Certificate by Parent,
(y) the resolution by CS and Parent of all objections set forth in the Disagreement Notice or Notices, if any and (z) the resolution by the Independent Accounting Firm of all Differences, if any, CS shall pay to Parent the amount, if any, equal to the Final Merging Companies' Working Capital Adjustment, and Parent shall pay to CS the amount, if any, equal to the Final CS Working Capital Adjustment, in either case as set forth in the Final Adjustment Certificate. The Final CS Working Capital Adjustment and/or the Final Merging Companies' Working Capital Adjustment shall be payable on the Adjustment Payment Date, with interest accrued from the Closing Date until, but not including, the Adjustment Payment Date, at a rate equal to six month LIBOR as appearing under the heading "Money Rates" in The Wall Street Journal on the Closing Date plus 50 basis points. Such payment or payments shall be made by wire transfer of immediately available funds to a bank account or accounts designated by Parent to CS or by CS to Parent, as the case may be.

                  "MINIMUM REQUIRED WORKING CAPITAL" shall mean (i) $65 million for any date of determination prior to October 30, 2000; (ii) $64 million for any date of determination from and including October 30, 2000 through and including November 26, 2000; and (iii) $48 million for any date of determination from and including November 27, 2000 through and including December 31, 2000. For any date of determination on or after January 1, 2001, the Minimum Required Working Capital shall be an amount to be mutually agreed in good faith between CS and Parent.

                  "WORKING CAPITAL" means, at any date, on a consolidated or combined basis, as appropriate, all inventory, receivables and prepaid expenses and other current assets of the Beverage Companies MINUS all accounts payable (including, without limitation, all amounts payable to Parent under the Supply Agreement dated as of September 18, 1997, as amended, between Parent and Snapple Beverage Corp. and Mistic Brands, Inc., Stewart's Beverages, Inc. and RC and accrued expenses (excluding accrued interest and income taxes)).

                  2.3 CLOSING. The Closing shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, NY 10019 at 9:00 A.M., on the third Business Day following the satisfaction or waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article VI, unless another date, time or place is agreed to by the parties hereto. The date on which the Closing occurs is called the "CLOSING DATE."

                  2.4 EFFECTIVE TIME. At the Closing, the Merger Subs, CS and Merging Companies will cause Certificates of Merger (the "CERTIFICATES OF MERGER") to be signed, acknowledged and delivered for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Mergers shall become effective at the time when the Certificates of Merger have been duly filed with the Secretary of State of the State of Delaware or such other subsequent date or time as shall be agreed upon by the parties and set forth in the Certificates of Merger and in accordance with the DGCL (the "EFFECTIVE TIME").

                  2.5 EFFECTS OF THE MERGER. The Mergers shall have the effects set forth in the DGCL, including Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the properties, rights, privileges, powers and franchises of SBG and Merger Sub SB shall vest in the SBG Surviving Corporation, and all debts, liabilities and duties of SBG and Merger Sub SB shall become the debts, liabilities and duties of the SBG Surviving Corporation and (ii) all the properties, rights, privileges, powers and franchises of RC and Merger Sub RC shall vest in the RC Surviving Corporation, and all debts, liabilities and duties of RC and Merger Sub RC shall become the debts, liabilities and duties of the RC Surviving Corporation.

                  2.6 CERTIFICATE OF INCORPORATION AND BY-LAWS. (a) The Certificate of Incorporation of Merger Sub SB in effect at the Effective Time shall be the Certificate of Incorporation of the SBG Surviving Corporation, until amended in accordance with the terms thereof and with applicable law. The Certificate of Incorporation of Merger Sub RC in effect at the Effective Time shall be the Certificate of Incorporation of the RC Surviving Corporation, until amended in accordance with the terms thereof and with applicable law.

                           (b)      The By-Laws of the SBG Surviving Corporation
shall be the By-Laws of Merger Sub SB in effect at the Effective Time, until amended in accordance with the terms thereof and with applicable law. The By-Laws of the RC Surviving Corporation shall be the By-Laws of Merger Sub RC in effect at the Effective Time, until amended in accordance with the terms thereof and with applicable law.

                  2.7 DIRECTORS. The directors of Merger Sub SB at the Effective Time shall be the directors of the SBG Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the SBG Surviving Corporation and until his or her successor is duly elected and qualified. The directors of Merger Sub RC at the Effective Time shall be the directors of the RC Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the RC Surviving Corporation and until his or her successor is duly elected and qualified.

                  2.8 OFFICERS. The officers of Merger Sub SB at the Effective Time shall be the officers of the SBG Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the SBG Surviving Corporation and until his or her successor is duly appointed and qualified. The officers of Merger Sub RC at the Effective Time shall be the officers of the RC Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the RC Surviving Corporation and until his or her successor is duly appointed and qualified.

                  2.9 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of SBG, RC, Merger Sub SBG or Merger Sub RC:

                           (a)      Each issued and outstanding share of common
stock, par value $.01 per share, of Merger Sub SB shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the SBG Surviving Corporation. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub RC shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the RC Surviving Corporation.

                           (b)      All issued and outstanding shares of SBG
Common Stock that are owned by SBG as treasury stock shall automatically be canceled and retired and shall cease to exist and no other consideration shall be delivered in exchange therefor. All issued and outstanding shares of RC Common Stock that are owned by RC as treasury stock shall automatically be canceled and retired and shall cease to exist and no other consideration shall be delivered in exchange therefor.

                           (c)      Each issued and outstanding share of Common
Stock of SBG and RC (other than shares to be canceled in accordance with Section 2.9(b)) shall be converted into the right to receive an amount in cash equal to the applicable portion of the Merger Consideration payable to the holder thereof, without interest thereon, in accordance with Section 2.2.

                  2.10 DELIVERIES BY CS. At the Closing, CS shall deliver or cause to be delivered to Parent the following:

                           (a)      the Merger Consideration, in immediately
available funds by wire transfer as set forth in Section 2.4 (a) of the Disclosure Schedule or such other accounts designated in writing by Parent not less than two (2) Business Days prior to the Closing; and

                           (b)      the certificates and other documents to be
delivered by CS pursuant to Section 6.3.

                  2.11 DELIVERIES BY PARENT AND MERGING COMPANIES. At the Closing, Parent and Merging Companies shall deliver to CS the following:

                           (a)      the certificates and other documents to be
delivered pursuant to Section 6.2;

                           (b)      stock certificates or other evidences of
ownership by Merging Companies or another Beverage Company of all of the ownership interests in each Subsidiary that is a Beverage Company, free and clear of all Encumbrances, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind;

                           (c)      copies of the Required Consents;

                           (d)      the payoff letters, releases and termination
statements referred to in Section 6.1(d); and

                           (e)      the FIRPTA Certificates referred to in
Section 8.7.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                              AND MERGING COMPANIES

                  Parent and Merging Companies hereby jointly and severally represent and warrant to CS and the Merger Subs as follows:

                  3.1 ORGANIZATION AND QUALIFICATION. Parent and each Beverage Company is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to own and operate its assets and properties and to carry on its business as currently conducted. Parent and each Beverage Company is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its assets and properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, as the case may be, would not have a Company Material Adverse Effect.

                  3.2 CAPITALIZATION; SUBSIDIARIES. (a) The authorized capital stock of SBG consists of 2,000,000 shares of SBG Common Stock and 400,000 shares of preferred stock, par value $1.00 per share (collectively with the shares of SBG Common Stock, the "SBG SHARES"). The authorized capital stock of RC consists of 1,000 shares of RC Common Stock (the "RC SHARES" and, collectively with the SBG Shares, the "SHARES"). The RC Shares owned by RCAC constitute the only shares of capital stock of RC issued and outstanding and the SBG Shares owned by TCPG constitute 99.9% of the shares of capital stock of SBG issued and outstanding (the remaining 0.1% being held by former employees of SBG). All of the Shares are duly authorized, validly issued, fully paid and nonassessable and are owned, of record and beneficially, by a Merging Company, free and clear of all Encumbrances. Section 3.2 of the Disclosure Schedule contains a true and complete list of the outstanding SBG options. Other than pursuant to the Snapple Beverage Group, Inc. 1997 Stock Option Plan, as amended (the "OPTION PLAN") as set forth in Section 3.2 of the Disclosure Schedule, and this Agreement, there are no outstanding subscriptions, options, warrants, rights, puts, calls, proxies, commitments, restrictions or other contracts, arrangements or understandings issued by or binding upon any Beverage Company requiring or providing for, and there are no outstanding debt or equity securities of any Beverage Company which upon the conversion, exchange or exercise thereof would require or provide for the issuance, transfer or sale by any Beverage Company of any new or additional equity interests in any Beverage Company (or other securities of any Beverage Company which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests of any Beverage Company). The Beverage Companies contain all of the material beverage business and operations of Merging Companies and Parent. There are no memorabilia of or related to the beverage business of any significant intrinsic value in the control or possession of Parent or any of its Affiliates or Subsidiaries (other than the Beverage Companies) which have not been or will not be delivered to and owned by the Beverage Companies at or promptly following the Closing other than memorabilia personally owned by individuals.

                           (b)      Section 3.2(b) of the Disclosure Schedule
sets forth the name of each Beverage Company that is, or at the Closing will be, a Subsidiary of SBG or RC and, with respect to each such Beverage Company (i) the jurisdiction in which it is incorporated or organized, (ii) the number and class of all outstanding equity interests of such Beverage Company and (iii) the identity, as of the Closing Date, of each holder of such equity interests. All of the issued and outstanding shares of capital stock or equity interests of each such Beverage Company are, or will be as of the Closing Date, owned either directly or indirectly by SBG or RC and are duly authorized, validly issued, fully paid and nonassessable and, as of the Closing Date, will be owned free and clear of all Encumbrances, subscriptions, options, warrants, rights, puts, calls, proxies, commitments, restrictions or other contracts, arrangements or understandings.

                  3.3 CORPORATE AUTHORIZATION. Parent and each Merging Company has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Parent and each Merging Company of this Agreement and the consummation by Parent and such Merging Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of Parent and such Merging Company. No approval of the shareholders of Parent is necessary to authorize this Agreement or the transactions contemplated hereby. Parent and Merging Companies have heretofore made available to CS true, correct and complete copies of the certificate of incorporation and bylaws or similar organizational documents of Parent, each Merging Company and each Beverage Company.

                  3.4 CONSENTS AND APPROVALS. Except as set forth in Section 3.4 of the Disclosure Schedule, no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required by Parent, Merging Companies or any Beverage Company in connection with the execution, delivery and performance by Parent and Merging Companies of this Agreement and the consummation by Parent and Merging Companies of the transactions contemplated by this Agreement, except (i) for the filing of a premerger notification and report form by Merging Companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"),
(ii) as may be required under any local, state or foreign antitrust statute, law, regulation or rule applicable to CS, Parent, Merging Companies or any Beverage Company ("OTHER ANTITRUST REGULATIONS"), (iii) as may be required under any environmental, health, employment or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (iv) as may be required under the laws of any foreign jurisdiction in which any Beverage Company or CS conducts business or owns assets and (v) for such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, (x) have a Company Material Adverse Effect or (y) materially impair or delay the ability of Parent or
Merging Companies to perform their obligations under this Agreement or consummate the transactions contemplated by this Agreement.

                  3.5 NON-CONTRAVENTION. Except as set forth in Section 3.5 of the Disclosure Schedule, the execution, delivery and performance by Parent and Merging Companies of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the Certificate of Incorporation or the By-laws (or similar organization documents) of Parent, any Merging Company or any Beverage Company, (ii) subject to obtaining the consents and approvals and providing the notifications referred to in Section 3.5 of the Disclosure Schedule (the "REQUIRED CONSENTS"), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Parent or any of the Beverage Companies under, any Contract of Parent or any of the Beverage Companies, or (iii) subject to the exceptions set forth in Section 3.4, violate, or result in a breach of or constitute a default under any Applicable Law or judgment, decree or order of any Governmental Authority to which Parent, Merging Companies or any Beverage Company or their respective assets and properties is subject, other than, in the cases of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss or violation that, individually or in the aggregate, would not (x) have a Company Material Adverse Effect or (y) materially impair or delay the ability of Parent or Merging Companies to perform their obligations under this Agreement or consummate the transactions contemplated by this Agreement.

                  3.6 BINDING EFFECT. This Agreement constitutes a valid and legally binding obligation of Parent and Merging Companies, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  3.7 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES; ABSENCE OF CERTAIN CHANGES. (a) The consolidated balance sheet of SBG and its Subsidiaries as at January 2, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year then ended, reported on by Deloitte & Touche, LLP, copies of which have been made available by Parent to CS, present fairly in all material respects the financial position of SBG and its Subsidiaries as at such date, and the results of their operations and their cash flows for the fiscal year then ended.

                           (b)      The unaudited consolidated balance sheet of
SBG and its Subsidiaries as at July 2, 2000 and the related unaudited consolidated statements of operations and cash flows for the six-month period ended on such date, copies of which have been made available by Parent to CS, present fairly in all material respects the financial position of SBG and its Subsidiaries as at such date, and the results of their operations and their cash flows for the six-month period then ended (subject to normal, recurring year-end adjustments).

                           (c)      All such financial statements referred to in
paragraphs (a) and (b) above, including the related schedules, if any, and notes thereto, have been prepared in accordance with GAAP (except for the absence of a statement of stockholders' equity (deficit) and notes to financial statements of SBG and its Subsidiaries as at July 2, 2000, and as disclosed in the Quarterly Report of SBG on Form 10-Q for the period ended July 2, 2000) applied consistently throughout the periods involved.

                           (d)      Parent has delivered to CS a consolidated
balance sheet of RC and its Subsidiaries (including all Subsidiaries of RC as of the Closing Date) as of January 2, 2000 and July 2, 2000 and consolidated statements of operations and cash flows for RC and its Subsidiaries (including all Subsidiaries of RC as of the Closing Date) for the year ended January 2, 2000 and the six months ended July 2, 2000. Except as set forth on Section 3.7(d) of the Disclosure Schedule, such financial statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position of RC and its Subsidiaries (including all Subsidiaries of RC as of the Closing Date) as at such dates, and such consolidated statements of operations and cash flows present fairly in all material respects the results of their operations and their cash flows for the fiscal periods then ended, except for the omission of a statement of stockholders' equity (deficit) and notes to financial statements and subject, in the case of interim financial statements, to normal, recurring year-end adjustments and reporting reclassifications.

                           (e)      Except (i) as set forth in the financial
statements referred to in Section 3.7(a), (b) and (d) (collectively, the "FINANCIAL STATEMENTS") or in the Notes thereto, (ii) as set forth in Section
3.7(e) of the Disclosure Schedule, and (iii) for liabilities and obligations incurred in the ordinary course of business as of the date hereof, the Beverage Companies do not have any indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, would have a Company Material Adverse Effect.

                           (f)      Since January 2, 2000, except (i) for the
execution and delivery of this Agreement and (ii) as set forth in Section 3.7(f) of the Disclosure Schedule, (a) SBG, RC and their respective Subsidiaries (including all Subsidiaries of RC as of the Closing Date) have in all material respects conducted their businesses only in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect and (c) there has not been (i) any declaration, setting aside or payment of any dividend of other distribution with respect to any capital stock of any Beverage Company, (ii) any split, combination or reclassification of any of the capital stock of any Beverage Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any shares of the capital stock of any Beverage Company,
(iii) any granting by any Beverage Company to any director or executive officer of any Beverage Company of any material increase in compensation, other than in the ordinary course and in a manner consistent with past practice, (iv) any granting by any Beverage Company to any director or executive officer of any increase in severance or termination pay, other than in the ordinary course and in a manner consistent with past practice, (v) any entry by any Beverage Company into any employment, severance or termination agreement with any director or executive officer of any Beverage Company, or (vi) except insofar as may be required by a change in GAAP, any change in Tax or accounting methods, principles or practices by any Beverage Company.

                           (g)      The unaudited pro forma combined balance
sheet of the Beverage Companies as of January 2, 2000 and the related unaudited pro forma combined statement of operations for the fiscal year then ended, copies of which have been made available to CS, include the consolidated financial statements of SBG and RC (and all of their respective Subsidiaries as of the Closing Date) and present fairly, in all material respects, the financial position of SBG and RC as at such date and the results of each of their operations for the fiscal year then ended and have been prepared in accordance with GAAP, consistently applied, except for the absence of statements of changes in stockholders' equity (deficit) and cash flows and notes to financial statements. Such financial statements were derived from the internal financial statement consolidations of TCPG and Subsidiaries as presented in the SBG Form S-1 Registration Statement referred to in the definition "Company SEC Report". Such unaudited pro forma combined financial statements present fairly the information purported to be set forth therein.

                           (h)      The unaudited pro forma combined balance
sheet of the Beverage Companies as of July 2, 2000 and the related unaudited pro forma combined statement of operations for the six-month period then ended, copies of which have been made available to CS, include the consolidated financial statements of SBG and RC (and all of their respective Subsidiaries as of the Closing Date) and present fairly, in all material respects, the financial position of SBG and RC as at such date and the results of each of their operations for the fiscal period then ended and have been prepared in accordance with GAAP, consistently applied, except for the absence of statements of changes in stockholders' equity (deficit) and cash flows and notes to financial statements and subject to normal recurring year-end adjustments. Such financial statements were derived from the internal financial statement consolidations of TCPG and Subsidiaries as presented in the SBG Form S-1 Registration Statement referred to in the definition "Company SEC Report". Such unaudited pro forma combined financial statements present fairly the information purported to be set forth therein.

                  3.8 LITIGATION. Except as set forth in any Company SEC Report or Section 3.8 of the Disclosure Schedule, as of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened, against Parent or any Beverage Company that, individually or in the aggregate, would (i) have a Company Material Adverse Effect, or (ii) materially impair or delay the ability of Parent or Merging Companies to perform their obligations under this Agreement or consummate the transactions contemplated by this Agreement.


                  3.9 TAXES. Except as set forth in Section 3.9 of the Disclosure Schedule:

                           (a)      all Tax Returns that are required to be
filed (taking into account applicable extensions) by the Beverage Companies or by any consolidated, combined, unitary, aggregate or other similar group for Tax purposes of which any of the Beverage Companies is or has been a member, have been duly and timely filed and each such Tax Return is complete and correct, except for Tax Returns as to which the failure to so file or be complete and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (b)      all Taxes shown to be due on the Tax Returns
referred to in clause (a) have been paid or recorded as reserves or current liabilities on the balance sheets described in Section 3.7(b) and (d) (the "3.7 BALANCE SHEETS");

                           (c)      no adjustments or deficiencies relating to
the Tax Returns referred to in clause (a) have been proposed, asserted or assessed (in each case, in writing) by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, except for such adjustments that would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (d)      there are no pending or, to the Knowledge
of Parent, threatened, written claims, actions or proceedings for the assessment or collection of Taxes against any Beverage Company, except for such actions or proceedings that would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no currently outstanding written claims for Taxes in a jurisdiction where a Beverage Company does not file Tax Returns to the effect that such company is or may be subject to Tax in that jurisdiction, except for such claims that would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (e)      there are no outstanding waivers or
agreements extending the applicable statute of limitations for any period with respect to any Taxes of any Beverage Company, except for such waivers or agreements that, when taken together with all other such waivers and agreements that are outstanding, would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (f)      to the Knowledge of Parent, no taxing
authorities are presently conducting any audits or other examinations of any Tax Returns referred to in clause (a), except for such audits or examinations that would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (g)      all Taxes required to have been withheld,
collected or deposited by the Beverage Companies have been timely withheld, collected or deposited and have been paid to the relevant governmental or taxing authorities, except for such failures which would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (h)      there are no Encumbrances for, or in respect
of, Taxes on any of the assets of the Beverage Companies, other than statutory liens for current Taxes which are not yet due or payable except for any such Encumbrances which would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (i)      except as recorded as reserves or
intercompany accounts, the Beverage Companies do not, in the aggregate, owe any amount pursuant to any written or unwritten Tax sharing, group, or indemnity agreement or arrangement, and will have no liability after the date hereof for any amounts due under or in respect of any written or unwritten Tax sharing, group or indemnity agreement or arrangement and will not otherwise have liability for Taxes of any other Person (whether as transferee, successor, by contract or otherwise);

                           (j)      none of the Beverage Companies has, with
regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any such Beverage Companies;

                           (k)      no Beverage Company has received any
written ruling of a Tax authority related to Taxes with respect to a Beverage Company or entered into any written and legally binding agreement with a Tax authority relating to Taxes with respect to a Beverage Company, except for any such rulings or agreements as would not, individually or in the aggregate, have a Company Material Adverse Effect;

                           (l)      Parent has made available to CS complete
and correct copies of the Tax Returns set forth on Section 3.9(l) of the Disclosure Schedule; and

                           (m)      none of the Beverage Companies is required
to make any adjustment under Section 481 of the Code or any comparable provision of state or local law by reason of a change in accounting except for any such requirement as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  3.10 EMPLOYEE BENEFITS. Section 3.10 of the Disclosure Schedule lists all material Employee Benefit Plans. Except as set forth on
Section 3.10 of the Disclosure Schedule as to any employees or former employees of the Beverage Companies and except with respect to any multiemployer plan within the meaning of Section 3(37) of ERISA, each Employee Benefit Plan has been maintained and operated in material compliance with its terms and all applicable laws, and each Employee Benefit Plan intended to qualify under section 401(a) of the Code has been determined by the IRS to so qualify, and to the Knowledge of Parent, no event or circumstances have occurred since the date of such determination which would cause any such Benefit Plan to cease to so qualify. Except as set forth in Section 3.10 of the Disclosure Schedule, no Benefit Plan (i) is a "defined benefit plan" within the meaning of section 3(35) of ERISA, (ii) is described in Section 401(a)(1) of Title I of ERISA, or (iii) provides or provided post-retirement health or death benefit coverage to any employee or former employee of the Beverage Companies (other than as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code). Except as set forth in Section 3.10 of the Disclosure Schedule, no Beverage Company has any outstanding material liability (either directly, secondarily, jointly or contingently) under Title IV of ERISA or sections 4971 through 4980E of the Code or under section 502(i) or (l) of ERISA. There are no circumstances pursuant to which the Beverage Companies, CS or any of its Affiliates could have any liability following the Closing arising in connection with any Employee Benefit Plan or program sponsored, maintained or contributed to by Parent or its Affiliates, other than an Employee Benefit Plan sponsored, maintained or contributed to solely by the Beverage Companies. Except as set forth in Section
3.10 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in conjunction with any other event, will not (i) result in a violation of ERISA, or (ii) except as set forth in Section 3.10 of the Disclosure Schedule or as provided in Section 5.10 or 5.13, trigger any payment or benefit under any Benefit Plan to any employee or former employee of the Beverage Companies, or accelerate the timing thereof.

                  3.11 COMPLIANCE WITH LAWS. Except as set forth in Section 3.11 of the Disclosure Schedule, each of the Beverage Companies is in compliance with all Applicable Laws, except where the failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect and the Beverage Companies (i) have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, Governmental Authorities that are required in order for the Beverage Companies to conduct their business as presently conducted and (ii) there has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such permits, licenses, certificates, orders, approvals, filings, applications and registrations, except for any permits, licenses, certificates, orders, approvals, filings, applications and registrations the failure to have or make, or with respect to which a violation, default, termination, amendment or cancellation would not, individually or in the aggregate, have a Company Material Adverse Effect; it being understood that nothing in this representation is intended to address any matters which are the subject of the representation or warranty set forth in Section 3.16. No suspensions or cancellations of any of the permits, licenses, certificates, orders, approvals, filings, applications or registrations is pending or, to the Knowledge of Parent, threatened, except for such suspensions or cancellations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                  3.12     INTELLECTUAL PROPERTY.  Except as set forth in
Section 3.12 of the Disclosure Schedule:

                           (a)      The Beverage Companies have good and
valid title to, or possess valid and subsisting licenses or other rights to use, and to continue using all of the Intellectual Property Rights necessary to conduct the business of the Beverage Companies as presently conducted, and as proposed to be conducted, except those the lack of which would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.12 of the Disclosure Schedule, the Material Intellectual Property Rights are free and clear of all Encumbrances.

                           (b)      No Beverage Company is, or will be as a
result of, the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Contract as to which Merging Companies or any of the Beverage Companies is a party and pursuant to which any of the Beverage Companies is authorized to use any Intellectual Property Rights of a third party which are incorporated in, are, or form a part of, any of the Beverage Companies' products or which are necessary to conduct the business of the Beverage Companies (collectively, the "THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Beverage Companies have entered into, or at the Closing will be parties to, all necessary agreements and obtained all necessary rights to acquire or utilize the Third Party Intellectual Property Rights, except those which the failure to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect. At the Closing Date, all agreements relating to Third Party Intellectual Property Rights will be in full force and effect and will constitute valid, binding and enforceable obligations by or against the Beverage Companies and, to the Knowledge of Merging Companies, no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                           (c)      The Beverage Companies have not received
any written notice of any defect with respect to the ownership or validity of the Material Intellectual Property Rights or the Material Third Party Intellectual Property Rights relating to the business of the Beverage Companies. The Beverage Companies have not received any written notice of any defect with respect to the ownership or validity of the Intellectual Property Rights other than the Material Intellectual Property Rights or the Material Third Party Intellectual Property Rights, which individually or in the aggregate, would have a Company Material Adverse Effect.

                           (d)      The Beverage Companies have not received any
written notice of any conflict by or against any of the Beverage Companies with respect to the Material Intellectual Property Rights or the Material Third Party Intellectual Property Rights. The Beverage Companies have not received any written notice of any conflict by or against any of the Beverage Companies with respect to the Intellectual Property Rights other than the Material Intellectual Property Rights or the Material Third Party Intellectual Property Rights, which individually, or in the aggregate, would have a Company Material Adverse Effect.

                           (e)      Since January 2, 2000, the acquisition,
protection and maintenance of Intellectual Property Rights necessary to conduct the business of the Beverage Companies as presently conducted and as proposed to be conducted, has been conducted in the ordinary course consistent with past practice and, without limiting the generality of the foregoing, there has not been any change in the historical practices, policies and procedures with respect to the Intellectual Property Rights necessary to conduct the business of the Beverage Companies as presently conducted and as proposed to be conducted, or any sale, assignment, transfer, loss or grant of any rights under or with respect to any Intellectual Property Rights or the Third Party Intellectual Property Rights necessary to conduct the business of the Beverage Companies as presently conducted and as proposed to be conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                           (f)      To the Knowledge of Parent, no Person is
engaging in any activity that infringes upon the Intellectual Property Rights or the Third Party Intellectual Property Rights, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination, breach or impairment of any of the Beverage Companies' Intellectual Property Rights or the Third Party Intellectual Property Rights.

                           (g)      To the Knowledge of Parent, with respect to
any Intellectual Property Rights of the Beverage Companies filed with or recorded by any Governmental Authority (including patent, trademark, copyright and other licenses, registrations and applications), all of such licenses, registrations and applications are valid and in full force and effect and all necessary registration, maintenance and renewal fees in connection therewith have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant patent, copyright, trademark or other authority in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining the licenses, registrations or applications for registration of the Intellectual Property Rights of the Beverage Companies, except where the failure to be valid and in full force and effect or to make such payment or filing either individually or in the aggregate for all such failures, would not have a Company Material Adverse Effect.

                           (h)      To the Knowledge of Parent, no product,
service, publication, advertising, marketing or promotional materials of the Beverage Companies includes any defamatory statements or material that violates any publicity or privacy rights of any Person which, individually or in the aggregate, would have a Company Material Adverse Effect.

                           (i)      To the Knowledge of Parent, the Beverage
Companies, as appropriate, have not failed to take reasonable security measures to protect and preserve the confidentiality and value of their proprietary information and trade secrets, including without limitation, any recipes, formulae, technical data and processes used to manufacture the products of the Beverage Companies, to a degree which, individually or in the aggregate, would have a Company Material Adverse Effect.

                           (j)      To the Knowledge of Parent, the Beverage
Companies' Intellectual Property Rights and the Beverage Companies' Third Party Intellectual Property Rights do not infringe upon the Intellectual Property Rights of any Person to a degree which, in the aggregate, would have a Company Material Adverse Effect.

                           (k)      Except as set forth on Section 3.12(k) of
the Disclosure Schedule, to the Knowledge of Parent, the Beverage Companies have not (i) received any notice that any of the Beverage Companies has been sued or charged in writing as a defendant in any claim, suit, or proceeding which involves the Beverage Companies' or Merging Companies' Intellectual Property Rights or the Beverage Companies' Third Party Intellectual Property Rights, and (ii) received any written claim of infringement, suit, action or proceeding involving a claim of infringement by the Beverage Companies of the Intellectual Property Rights or the Third Party Intellectual Property Rights of any other Person to a degree which, in the aggregate, would have a Company Material Adverse Effect.

                  3.13 CONTRACTS. Section 3.13 of the Disclosure Schedule sets forth the Contracts pertaining to the business of the Beverage Companies, in the categories set forth in Section 3.13 of the Disclosure Schedule, which are material to the business of the Beverage Companies taken as a whole (collectively, "MATERIAL CONTRACTS"). Except as set forth in Section 3.13 of the Disclosure Schedule, each Material Contract is a valid and binding agreement of the Beverage Company which is a party thereto and is enforceable against the Beverage Company party thereto, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights and the exercise of judicial discretion in accordance with general principles of equity, and, to the Knowledge of Parent, is in full force and effect. Except as set forth in Section 3.13 of the Disclosure Schedule, to the Knowledge of Parent there are no defaults under any Material Contract set forth in Section 3.13 of the Disclosure Schedule which have not been cured or waived and which, individually or in the aggregate, would have a Company Material Adverse Effect.

                  3.14 BROKERS. Except for Morgan Stanley Dean Witter and ING Barrings LLC or an Affiliate thereof, each of whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or the Beverage Companies who might be entitled to any fee or commission from Merging Companies or the Beverage Companies in connection with the transactions contemplated by this Agreement.

                  3.15 TITLE TO PROPERTIES. Section 3.15 of the Disclosure Schedule contains a true and complete list of all real property owned by the Beverage Companies. Each of the Beverage Companies has good and valid title to all of the material tangible assets and properties which it owns, and such tangible assets and properties are owned free and clear of all Encumbrances, except for (a) Encumbrances listed in Section 3.15 of the Disclosure Schedule,
(b) liens for current Taxes not yet due and payable or for Taxes the validity of which is being contested in good faith, (c) Encumbrances to secure indebtedness reflected on the Financial Statements or indebtedness incurred in the ordinary course of business consistent with past practice, (d) mechanic's liens, materialmen's liens and other Encumbrances which have arisen in the ordinary course of business and (e) Encumbrances which, in the aggregate, would not have a Company Material Adverse Effect. All leases under which any Beverage Company leases any material real or personal property (i) are valid and binding obligations of the Beverage Company party thereto and (ii) to the Knowledge of Parent, except as set forth on Section 3.15 of the Disclosure Schedule, there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default by any Beverage Company or, any other party thereto, which, in each of clauses (i) or
(ii), could reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no pending or, to the Knowledge of Parent, threatened condemnation proceedings against or affecting any material asset of any Beverage Company.

                  3.16 ENVIRONMENTAL MATTERS. Except as set forth in Section
3.16 of the Disclosure Schedule or as would not, individually or in the aggregate, have a Company Material Adverse Effect:

                           (a)      Each of the Beverage Companies has
obtained and holds all necessary Environmental Permits.

                           (b)      Each of the Beverage Companies is in
compliance with all terms, conditions and provisions of all applicable (i) Environmental Permits, (ii) Environmental Laws and (iii) common law relating to environmental issues.

                           (c)      There are no pending or threatened
Environmental Claims against any of the Beverage Companies or Merging Companies in connection with any of the Beverage Companies.

                           (d)      To the Knowledge of Parent, no Releases of
Hazardous Materials have occurred at, on or under any Site and no Hazardous Materials are present in or on any Site that are reasonably likely to give rise to an Environmental Claim against any of the Beverage Companies.

                           (e)      No Site is a current or proposed
Environmental Clean-up Site.

                           (f)      There are no Encumbrances (other than
Permitted Liens) arising under or pursuant to any Environmental Law on any Site.

                           (g)      None of the Beverage Companies has
expressly assumed or undertaken, or expressly agreed to assume or undertake, responsibility for any liability or obligation of any other Person, arising under or relating to Environmental Laws, including but not limited to, any obligation for investigation, corrective or remedial action.

                           (h)      None of the Beverage Companies has
transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could reasonably be expected to result in an Environmental Claim against any of the Beverage Companies.

                           (i)      There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of Parent, during the past five years, with respect to any Site which have not been delivered to CS prior to execution of this Agreement.

                  3.17 LABOR RELATIONS. Except as set forth in Section 3.17 of the Disclosure Schedule, none of the Beverage Companies is a party to any collective bargaining agreements or any side Contract with any labor organization, and no employees of any Beverage Company are represented by any labor organization. Except as set forth in Section 3.17 of the Disclosure
Schedule, to the Knowledge of Parent, there are no pending or threatened representations, campaigns, elections, certification proceedings or petitions, seeking a representation proceeding brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Except as set forth in Section 3.17 of the Disclosure Schedule, there is no unfair labor practice complaint or other proceeding against any of the Beverage Companies pending before the National Labor Relations Board which, if adversely decided, would have a Company Material Adverse Effect, and there is no labor strike pending or threatened against any Beverage Company which would have a Company Material Adverse Effect.

                  3.18 BUSINESS RELATIONSHIPS; RECEIVABLES. (a) Section 3.18(a) of the Disclosure Schedule lists the ten largest distributors and ten largest bottlers of the Beverage Companies, taken as a whole (in terms of volume in the fiscal year ended January 2, 2000) and the five largest suppliers of the Beverage Companies (in the fiscal year ended January 3, 1999). Except as set forth in Section 3.18(a) of the Disclosure Schedule, to the Knowledge of Parent
(i) no such Person has terminated or substantially decreased the extent of, or given notice to any Merging Company, Parent or any Beverage Company, of the termination or substantial reduction of, or of the intent to terminate or substantially decrease the extent of such Person's business relationship with any Beverage Company and (ii) no such Person from whom any Beverage Company obtained goods or services has disrupted or substantially decreased the level or continuity of its provision of such to any Beverage Company or made such the subject of any allocation among its customers or announced any intention to do so, nor to the Knowledge of Merging Companies is any such action threatened.

                           (b)      Except as set forth in Section 3.18(b) of
the Disclosure Schedule, all accounts receivable of the Beverage Companies (i) arose from bona fide sales transactions in the ordinary course of business and
(ii) assuming the business of the Beverage Companies (including its relationships with its customers) is conducted after the Closing in a manner consistent with past practice, are collectible in the aggregate recorded amounts thereof in accordance with their terms in an amount consistent with past practice, net of applicable reserves and in accordance with GAAP applied on a consistent basis.

                  3.19 CORPORATE MATTERS. Except as set forth in Section 3.19 of the Disclosure Schedule, copies of the minute books, organizational records and stock transfer books and ledgers of each Beverage Company have been delivered to, or made available for review by, CS. With respect to each Beverage Company from and after the date on which it was acquired or formed, directly or indirectly, by Parent, such minute books and organizational records correctly reflect in all material respects all actions taken by the directors, shareholders, partners, members and managers of such companies and, since such dates, such stock transfer books and ledgers correctly reflect in all material respects all issuances and transfers of capital stock or other ownership interests of such companies.

                  3.20 INSURANCE. The Beverage Companies are covered by insurance of the kinds, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with past business practice of each Beverage Company and are reasonable for the business, assets and properties of each Beverage Company.

                  3.21  INVENTORIES.  Except as  otherwise  disclosed in Section
3.21 of the Disclosure Schedule, the inventories of each Beverage Company consist of items of a quality and quantity usable or saleable in the ordinary course of business, subject to spoilage and damage in amounts consistent with the Beverage Companies' past practices and that are properly reserved against in accordance with GAAP. The value of all items of inventory and promotional and other selling materials shown in the financial statements described in Section
3.7 has been accounted for in accordance with GAAP, consistently applied. The quantities of inventories of the Beverage Companies at the Closing will be sufficient for currently anticipated order levels and product mixes in the ordinary course of business consistent with past practice.

                  3.22 SEC DOCUMENTS. TCPG and SBG have filed with the Securities and Exchange Commission all Company SEC Reports required to be filed with the Securities and Exchange Commission by TCPG and SBG since January 1, 1999. No Subsidiary of TCPG (other than SBG) or SBG is required to file any form, report, schedule, statement or other document with the Securities and Exchange Commission. As of their respective dates, the Company SEC Reports filed with the SEC complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to such Company SEC Reports as of the date of the filing thereof. Except to the extent that information contained in any Company SEC Report has been revised or superseded by a later filed Company SEC Report or as disclosed in the Draft S-1 Amendment, none of the Company SEC Reports as of the date thereof contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The historical financial statements (including the related notes) included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial positions of TCPG and SBG and their consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

                  3.23 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement, neither Parent nor Merging Companies nor any other Person makes any other express or implied representation or warranty.

                  3.24 DISCLOSURE SCHEDULE. On or prior to the date hereof, Parent and Merger Companies have delivered to CS a schedule (the "DISCLOSURE SCHEDULE") setting forth, among other things, items of disclosure relating to any or all of the representations and warranties of Merger Companies and Parent; PROVIDED, that the mere inclusion of an item in the Disclosure Schedule shall not be deemed an admission by Merger Companies or Parent that such item represents a material exception or fact, event or circumstance or that such item would result in a Company Material Adverse Effect. Unless otherwise specified, no information contained in any particular numbered section of the Disclosure Schedule shall be deemed to be contained in any other numbered section of the Disclosure Schedule unless it is reasonably apparent that it should be included therein.

                  3.25 LOADING. Since January 2, 2000, no Beverage Company has sold any material amount of product related to its respective businesses (i) with payment terms longer than terms customarily offered by such Beverage Company for such product, (ii) at a discount from listed price materially differing from any discounts customarily offered by such Beverage Company for such product, or (iii) with shipment terms materially differing from the shipment terms customarily offered by such Beverage Company for such product as of January 2, 2000, except in the ordinary course of business and in accordance with past practice.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF CS

                  CS and Merger Subs hereby jointly and severally represent and warrant to Parent and Merging Companies as follows:

                  4.1 ORGANIZATION AND QUALIFICATION. Each of CS and the Merger Subs is a public limited company duly organized, validly existing and in good standing under the laws of the United Kingdom, in the case of CS, and of Delaware, in the case of the Merger Subs, and has all requisite corporate power and authority to own and operate its assets and properties and to carry on its business as currently conducted.

                  4.2 CORPORATE AUTHORIZATION. Each of CS and the Merger Subs has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of CS and the Merger Subs of this Agreement and the consummation by each of CS and the Merger Subs of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of CS and the Merger Subs, as applicable, including, but not limited to, approval by the board of directors of CS. No approval of the shareholders of CS is necessary to authorize this Agreement or the transactions contemplated hereby.

                  4.3  CONSENTS AND  APPROVALS.  Except as set forth in Schedule
4.3 (any item listed in such Schedule, a "CS REQUIRED CONSENT"), no consent, approval or authorization of, or registration, declaration or filing with, any Governmental Authority is required by CS or the Merger Subs in connection with the execution, delivery and performance by CS and the Merger Subs of this Agreement and the consummation by CS and the Merger Subs of the transactions contemplated by this Agreement, except (i) for the filing of a premerger notification and report form by CS under the HSR Act, (ii) as may be required under any Other Antitrust Regulations, (iii) as may be required under any environmental, health, employment or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (iv) as may be required under the laws of any foreign jurisdiction in which CS or any Company conducts business or owns assets and (v) for such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a CS Material Adverse Effect.

                  4.4 NON-CONTRAVENTION. The execution, delivery and performance by CS and the Merger Subs of this Agreement, and the consummation by CS and the Merger Subs of the transactions contemplated hereby, do not and will not (i) violate any provision of the Memorandum and Articles of Association of CS or the Merger Subs; (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of CS or any of its Subsidiaries under, any agreement, lease, contract, note, mortgage, indenture or other obligation of CS or its Subsidiaries; or (iii) subject to the exceptions set forth in Section 4.3, violate, or result in a breach of or constitute a default under any Applicable Law or judgment, decree or order of any Governmental Authority to which CS or any of its Subsidiaries is subject, other than, in the case of clauses (ii) and
(iii), any conflict, breach, termination, default, cancellation, acceleration, loss or violation which would not, individually or in the aggregate, have a CS Material Adverse Effect.

                  4.5 BINDING EFFECT. This Agreement constitutes a valid and legally binding obligation of CS and the Merger Subs enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  4.6 BROKERS. Except for Salomon Smith Barney, whose fees will be paid by CS, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of CS or any Subsidiary of CS who might be entitled to any fee or commission from CS or the Merger Subs in connection with the transactions contemplated by this Agreement.

                  4.7 PURCHASE FOR INVESTMENT. CS is acquiring the Shares for investment and not with a view toward, or for the purpose of, the resale or distribution thereof. CS acknowledges that the sale of the Shares hereunder has not been registered under the Securities Act and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, pursuant to an exemption therefrom or in a transaction not subject thereto. CS has no knowledge that any representation or warranty of Merging Companies contained in Article III is not true and correct in all material respects, except as previously discussed with Parent with respect to the agreements set forth in Section 3.13(L)(1) and (2) of the Disclosure Schedule.

                  4.8 SUFFICIENT FUNDS. CS has access to sufficient funds, and as of the Closing Date will have sufficient funds, to complete the purchase of the Shares.

                  4.9 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Article IV, none of CS, Merger Subs or any other Person makes any other express or implied representation or warranty on behalf of CS or Merger Subs.

                                    ARTICLE V

                                    COVENANTS

                  5.1 CONDUCT OF BUSINESSES PENDING CLOSING. Except as otherwise contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date hereof to the Closing, Parent shall cause the Beverage Companies to conduct their business only in the ordinary course consistent with past practice, and use commercially reasonable best efforts to comply in all material respects with all Applicable Laws. In addition, from and after the date hereof to the Closing Date, except as otherwise provided in this Agreement or as otherwise contemplated hereby or as set forth in Section 5.1 of the Disclosure Schedule, Parent shall not permit any Beverage Company to, without the prior written consent of CS (which consent shall not be unreasonably withheld, conditioned or delayed):

                           (i)      (w) declare, set aside or pay any dividends
on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for cash dividends or other distributions payable to a Beverage Company by a Subsidiary of such Beverage Company or to Merging Companies as permitted pursuant to the terms of the Credit Agreement, (x) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of any Beverage Company (except in connection with and in accordance with the terms hereof or of the Option Plans as in effect on the date hereof, the purchase of the 0.1% equity interest in SBG held by former SBG employees or a purchase, redemption or acquisition of any shares of capital stock or any other securities of a Beverage Company by any other Beverage Company) or any options, warrants, calls or rights to acquire any such shares or other securities, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (except in connection with and in accordance with the terms of the Option Plans as in effect on the date hereof, or a purchase, redemption or acquisition of any shares of capital stock or any other securities of a Beverage Company by any other Beverage Company) or (z) liquidate, merge or consolidate with any other person (other than a merger or consolidation of a Beverage Company with any other Beverage Company);

                           (ii)     except in connection with and in accordance
with the terms of the Option Plan, as in effect on the date hereof, issue, deliver, sell, pledge, dispose of, grant, encumber or otherwise transfer or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, voting securities or convertible securities or any stock appreciation rights or other rights;

                           (iii) amend or propose to amend its articles of
incorporation or by-laws (or similar organizational documents);

                           (iv)     directly or indirectly acquire or agree to
acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or stock of, or in any other manner (A) any assets constituting a business or any corporation, partnership, joint venture or association or other entity or division thereof, or any direct or indirect interest in any of the foregoing (other than acquisitions which, individually or in the aggregate, do not exceed $1.0 million), or (B) any other assets other than purchases of assets (including, subject to clause (vii) below, capital assets) in the ordinary course of business (including, without limitation, acquisitions of distribution rights with respect to products of the Beverage Companies) consistent with past practice;

                           (v)      directly or indirectly sell, lease, license,
sell and lease back, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its properties or assets or any interest therein, except (i) sales of assets (including, without limitation, distribution rights with respect to products of the Beverage Companies) in the ordinary course of business consistent with past practice, (ii) pledges or encumbrances pursuant to existing borrowing arrangements or (iii) any such transaction not otherwise permitted with an aggregate value not to exceed $250,000;

                           (vi)     (x) incur any indebtedness (other than
indebtedness incurred under the Credit Agreement) or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any Beverage Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (y) make any loans, advances or capital contributions to, or investments in, any other Person or (z) enter into any hedging agreement or other financial agreement or arrangement designed to protect any Beverage Company against fluctuations in interest rates, commodities prices, currency exchange rates or otherwise, except, in the cases of clauses (x), (y) and (z) above, agreements or arrangements entered into in the ordinary course of business consistent with past practice;

                           (vii) incur or commit to incur any capital
expenditures in an aggregate amount exceeding $1.0 million per month;

                           (viii) pay, discharge, settle or satisfy any
litigation, claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) in an aggregate amount (excluding insurance proceeds) exceeding $300,000, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice (including any payments with respect to the Credit Agreement) or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected, reserved against or otherwise disclosed in the most recent financial statements (or the notes thereto) described in Section
3.7 or described in the Company SEC Reports (for amounts not in excess of such reserves or as otherwise disclosed);

                           (ix)     (A) grant to any employee, officer,
director, consultant or independent contractor of any Beverage Company any material increase in cash compensation (except for cost of living increases or contractually mandated increases) or pay any bonus, other than in the ordinary course of business consistent with past practice, (B) grant to any employee, officer, director, consultant or independent contractor of any Beverage Company any increase in severance or termination pay, (C) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Employee Benefit Plan in respect of any current or former employee of the Beverage Companies, other than as required by law or as a condition of maintaining any tax benefit available thereunder, (D) other than with respect to the Option Plan, take any action to accelerate any rights or benefits, take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Benefit Plan or (E) grant any stock option, in each case above other than (i) changes that are required by applicable law or (ii) to satisfy obligations existing as of the date hereof or to effect changes previously approved by the board of directors (or any committee thereof) of the Parent, either Merging Company or any Beverage Company;

                           (x)      fail to maintain existing insurance at
levels substantially comparable to current levels to the extent available on commercially reasonable terms;

                           (xi)     transfer or license to any Person or
otherwise extend, amend or modify any rights to any material Intellectual Property Rights of any Beverage Company other than in the ordinary course of business consistent with past practice; or

                           (xii) except insofar as may be required by a change
in GAAP or generally accepted Tax or accounting principles of the applicable jurisdiction or changes in applicable law, make any changes in accounting methods, principles or practices.

                  5.2 ACCESS. Prior to the Closing, Parent shall, and shall cause the Beverage Companies to, permit CS and its officers, employees, accountants, counsel, financial advisors and other representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books, records, accountants (subject to their availability) and personnel of Parent and its Affiliates relating to the Beverage Companies, and shall furnish, or cause to be furnished, to CS, all other information concerning the Beverage Companies that is available to Parent as CS may reasonably request. Without limiting the foregoing, Parent shall cause the Beverage Companies to permit CS and its representatives access to the real properties owned or leased by any Beverage Company for the purpose of conducting phase I environmental reviews of such properties, as reasonably acceptable to Parent. In connection with such access, CS's representatives shall cooperate with Parent's representatives and shall use their reasonable best efforts to minimize any disruption of the Beverage Companies. CS agrees to abide by
the terms of the Confidentiality Agreement with respect  to  such   access  and
any  information   furnished   to  it  or  its representatives pursuant to this
Section 5.2.

                  5.3 COOPERATION. Upon the terms and subject to the conditions set forth in this Agreement, CS and Parent shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings with, and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; PROVIDED, HOWEVER, that, CS shall not be required to consent to the divestiture or other disposition of any of its or its Affiliates' assets (including the Shares or any of the assets of any Beverage Company but excluding the shares or assets of any of the Beverage Companies international businesses), PROVIDED, FURTHER, that, notwithstanding the foregoing, the actions of Merging Companies and CS with respect to filings, approvals and other matters pursuant to the HSR Act and Other Antitrust Regulations shall be governed by Section 5.4.

                  5.4 ANTITRUST NOTIFICATION. (a) Parent and CS shall, as promptly as practicable and before the expiration of any relevant legal deadline, but in no event later than ten (10) Business Days following the execution and delivery of this Agreement, file with (i) the FTC and the DOJ, the notification and report form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act and (ii) any other applicable Governmental Authority all filings, reports, information and documentation required for the transactions contemplated hereby pursuant to Other Antitrust Regulations. If a filing is required to be made in Brazil by CS, it shall be made within 15 Business Days of the execution of this Agreement. Each of Parent and CS shall furnish to each other's counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and Other Antitrust Regulations.

                           (b)      Parent and CS shall use their commercially
reasonable best efforts to promptly obtain any clearance required under the HSR Act and Other Antitrust Regulations for the consummation of the transactions contemplated by this Agreement and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and other Governmental Authorities and shall comply promptly with any such inquiry or request; PROVIDED, HOWEVER, that CS shall not be required to consent to the divestiture or other disposition of any of its or its Affiliates' assets (including the Shares or any of the assets of any Beverage Company, but excluding the shares or assets of any of the Beverage Companies' international businesses).

                           (c)      The parties hereto commit to instruct their
respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, expiration of the applicable HSR Act waiting period at the earliest practicable date. Said reasonable best efforts and cooperation include but are not limited to counsel's undertaking (i) to keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of said antitrust authority.

                  5.5 SUPPLEMENTAL DISCLOSURE. Parent shall confer on a regular and frequent basis with CS, report on operational matters and promptly notify CS of, and furnish CS with, any information it may reasonably request with respect to any event or condition or the existence of any fact that would cause any of the conditions to CS's obligation to consummate the transactions contemplated by this Agreement not to be completed, and CS shall promptly notify Parent of, and furnish Parent with, any information it may reasonably request with respect to any event or condition or the existence of any fact that would cause any of the conditions to Parent's obligation to consummate the transactions contemplated by this Agreement not to be completed.

                  5.6 FURTHER ASSURANCES. At any time after the Closing Date, Parent, on the one hand, and CS, on the other hand, shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by CS or Parent, as the case may be, and necessary for it to satisfy its respective obligations hereunder or obtain the benefits contemplated hereby.

                  5.7 ANNOUNCEMENTS. Prior to the Closing, neither Parent nor CS will issue any press release or otherwise make any public statement with respect to this Agreement and any of the transactions contemplated hereby without the prior consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) after having had a reasonable time to review such press release or statement, except as expressly permitted by and in accordance with the terms of the Confidentiality Agreement. The parties agree that the initial press releases to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

                  5.8 PRESERVATION OF RECORDS. Subject to Section 8.5, CS agrees that it shall, at its own expense, preserve and keep the records held by it relating to the businesses of the Beverage Companies that could reasonably be required after the Closing by Parent for the longer of six (6) years after the Closing Date or the applicable statute of limitations. In addition, CS shall make such records available to Parent as may be reasonably required by Parent for legitimate business reasons, such as, but not limited to, the preparation of Tax Returns or the defense of litigation or other proceedings. Except as may be required in connection with such legitimate business purpose, Parent will hold in confidence all confidential information identified as such by, and obtained from, CS pursuant to this Section; PROVIDED, HOWEVER, that information which (i) was in the public domain, (ii) was in fact known to Parent prior to disclosure by CS, or (iii) becomes known to Parent from or through a third party not under an obligation of non- disclosure to CS shall not be deemed to be confidential information; and PROVIDED FURTHER that Parent may disclose any such confidential information to any legal or financial advisor provided such advisor is advised of the terms of this Section 5.8.

                  5.9 RELATED PARTY PAYMENTS. Except as set forth in Section 5.9 of the Disclosure Schedule and except as required under supply agreements requiring reimbursement of Parent for raw material purchases identified in
Section 5.9 of the Disclosure Schedule and, except as set forth in Section 5.10, all liabilities and obligations of the Beverage Companies to Parent and its Affiliates shall be paid or otherwise settled prior to the Closing. Parent shall, at the Closing, assign to the Beverage Companies raw material Contracts relating to the business of the Beverage Companies, and CS shall cause the Beverage Companies to assume all of the obligations of Parent thereunder.

                  5.10     INSURANCE/EMPLOYEE BENEFITS.

                           (a)      EMPLOYEES.  (i) For the one-year period
commencing on the Closing Date, except as otherwise provided by any collective bargaining agreement, CS agrees to cause the Surviving Corporations and the Subsidiaries thereof to provide those persons employed by the Beverage Companies immediately prior to the Closing, including those employees on vacation, leave of absence, disability (work-related or otherwise) or sick leave or layoff (whether or not such employees return to active employment with the Beverage Companies) (the "EMPLOYEES"), with employee
benefits   (other  than  equity   benefits  and incentive-based  benefits) that
in the aggregate are substantially comparable to those provided to such Employees immediately prior to the Closing. Nothing contained herein shall be deemed to impose on CS or any of its Subsidiaries any obligation to continue to employ any Employee or to provide the benefits referred to herein to an Employee after such person ceases to be employed by CS or any of its Subsidiaries.

                                    (ii)    To the extent that service is
relevant for purposes of eligibility or vesting under any employee benefit plan, program or arrangement established or maintained by CS or any of its Subsidiaries for the benefit of the Employees pursuant to the obligations of clause (i) above, such plan, program or arrangement shall credit such Employees for service on or prior to the Closing with the Beverage Companies in the same manner and to the same extent that prior service is credited for service rendered by employees of the Parent and its Subsidiaries.

                           (b)      SEVERANCE OBLIGATIONS.  The parties agree
that any and all costs of severance relating to any Employees either under any of the Contracts listed in Section 3.13 of the Disclosure Schedule (including, without limitation, any related litigation costs), or arising by operation of law shall be for CS's account.

                           (c)      401(K) PLAN.  If elected by CS by written
notice to Parent prior to the Closing Date, then as soon as practicable after the Closing Date, Parent shall cause assets representing the account balances of all Employees under the Triarc Companies, Inc. Retirement Savings Plan (the "TRIARC PLAN"), whether or not vested, to be transferred to a tax-qualified defined contribution plan established as designated by CS. Such transfer shall be made in cash or in kind, as determined by CS. If CS fails to make such election, Parent shall cause all such account balances to be fully vested as of the Closing Date. CS shall promptly reimburse Parent or pay to third parties any costs or expenses properly allocable to the Beverage Companies or overpaid by Parent, with respect to Employees under the Triarc Plan and whether or not such amounts relate to the period before or after the Closing.

                           (d)      INDEMNIFICATION AND DIRECTORS' AND
OFFICERS' LIABILITY INSURANCE. (i) The Articles of Incorporation and By-Laws of the Surviving Corporations and each of the Beverage Companies shall contain provisions no less favorable with respect to indemnification than are set forth in the Articles of Incorporation and By-Laws of SBG and RC, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were covered by such provisions unless such modification shall be required by law.

                                    (ii)    After the Effective Time, the
Surviving Corporations shall indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Beverage Companies (collectively, the "INDEMNIFIED PERSONS") against any and all losses, liabilities, obligations, damages, claims, actions, judgments, causes of action, assessments, out of pocket costs or expenses (including, without limitation, interest, penalties and reasonable attorney's fees and disbursements) (whether arising before or after the Effective Time), based upon, arising out of or otherwise in respect of any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the Effective Time, to the extent that such person was entitled to such protection as of the date hereof.

                                    (iii) The Surviving Corporations shall use
their reasonable best efforts to maintain in effect for six years from the Effective Time (without any gaps or lapses in coverage), if available, directors' and officers' liability and fiduciary and employment practice insurance policies with at least the same coverage and containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time, PROVIDED, THAT the Surviving Corporations shall not be required to expend pursuant to this Section 5.10(d) more than an amount per year equal to 200% of the annual premiums currently paid by or on behalf of the Beverage Companies in order to maintain such policies (which premiums Parent represents and warrants to be approximately $650,000 in the aggregate) or comparable policies and in the event that the cost of such coverage shall exceed such amount, the Surviving Corporations shall purchase as much coverage as possible for such amount.

                                    (iv) In the event that either Surviving
Corporation or any of its successors or assigns (1) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (2) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Surviving Corporation shall assume the obligations set forth in this Section 5.10(d).

                                    (v)     Payments by the indemnifying party
pursuant to this Section 5.10(d) shall be limited to the amount of any losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment reasonably recoverable by the Indemnified Person or any Affiliate thereof from any third party with respect thereto.

                                    (vi) Any party that proposes to assert the
right to be indemnified under this Section 5.10(d) will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5.10(d), notify the indemnifying party of the commencement of such action, enclosing a copy of all the papers served, but the omission so to notify promptly the indemnifying party will not relieve it from any liability that it may have to any indemnified party under the provisions of this Section 5.10(d) unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party or otherwise materially adversely affects the ability of the indemnifying party to defend against or diminish the losses arising out of such claim, action or proceeding. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party who is reasonably satisfactory to the indemnifying party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party, who is reasonably satisfactory to the indemnifying party) between the indemnified party and the indemnifying party (in which case the indemnifying party who has assumed the defense of any claim or action pursuant to this
Section 5.10(d) will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Any indemnifying party who has assumed the defense of any claim or action pursuant to this Section 5.10(d) will not be liable for any settlement of any action or claim effected without its prior written consent. If the indemnifying party assumes the defense of any claim or action pursuant to this Section 5.10(d), the indemnified party shall make available to the indemnifying party any books, records or other documents within its control that are reasonably necessary for such defense.

                                    (vii)   The obligations of the Surviving
Corporations under this Section 5.10(d) shall not be terminated or modified in such a manner as to adversely affect any Indemnified Person to whom this Section 5.10(d) applies without the consent of each affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 5.10(d) applies shall be third-party beneficiaries of this Section 5.10(d)).

                                    (viii) In the event that the Surviving
Corporations should fail, at any time from and after the Closing Date, to comply with any of the foregoing obligations set forth in this Section 5.10(d), for any reason, CS shall be responsible therefor and hereby agrees to perform such obligations unconditionally without regard to any defense or other basis for nonperformance which the Surviving Corporations may have or claim (except as would be prohibited by applicable law), it being the intention of this subsection (viii) that the Indemnified Persons shall be fully indemnified to the extent provided in this Section 5.10(d) and that the provisions of this subsection (viii) be a primary obligation of CS and not merely a guarantee by CS of the obligations of the Surviving Corporations.

                           (e)      INSURANCE.  (i) Parent, Merging Companies
and CS agree that Casualty Insurance Claims relating to the Beverage Companies (including reported claims and including incurred but not reported claims) will remain with the Beverage Companies immediately following the Closing. For purposes hereof, "CASUALTY INSURANCE CLAIMS" shall mean workers' compensation, auto liability, general liability and products liability claims, fiduciary coverage and employment practices coverage and all related expenses to the extent not covered by insurance, including, but not limited to, claims, retentions, loss sensitive adjustments, audits and third party administrative adjustments. The Casualty Insurance Claims are subject to the provisions of policies of insurance with insurance carriers and contractual arrangements with insurance adjusters maintained by Parent or Merging Companies prior to the Closing (collectively, the "INSURANCE POLICIES"). With respect to the Casualty Insurance Claims, the following procedures shall apply: (i) Parent shall continue to administer, adjust, settle and pay, on behalf of the Beverage Companies, all Casualty Insurance Claims with dates of occurrence prior to the date of closing; PROVIDED, that Parent will obtain the consent of CS prior to adjusting, settling or paying any Casualty Insurance Claim of an amount greater than $30,000; and (ii) Parent shall invoice the Beverage Companies at the end of each month for Casualty Insurance Claims paid on behalf of the Beverage Companies by Parent or Parent's insurance company or insurance adjuster during the previous month. CS shall cause the Beverage Companies to pay Parent within 15 days of the date of each monthly invoice. In the event that the Beverage Companies do not pay Parent within 15 days of such invoice, interest at the rate of 10% per annum shall accrue on the amount of such invoice. Casualty Insurance Claims to be paid by the Beverage Companies hereunder shall include all costs necessary to settle claims including, but not limited to, compensatory, medical, legal, adjusting fees and other allocated expenses. In the event that any Casualty Insurance Claim exceeds a deductible or self-insured retention under the Insurance Policies, and provided that the Beverage Companies shall have promptly paid any costs related to such Casualty Insurance Claim, the Beverage Companies shall be entitled to the benefit of any insurance proceeds that may be available to discharge any portion of such Casualty Insurance Claim.

                                    (ii)    Parent shall not be responsible to
CS or any of its Affiliates for the failure of any insurer to pay under any such Insurance Policy.

                                    (iii) Nothing in this Agreement is intended
to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policy. Parent, Merging Companies and CS confirm that the sole intention of this
Section 5.10(f) is to divide and allocate between them the benefits and obligations under the Insurance Policies as of the Closing Date and not to affect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against Parent, Merging Companies or CS or any of their Affiliates in respect of payments made by one to the other under any Insurance Policy.

                  5.11     ASSUMPTION OF 2018 DEBENTURES.

                           5.11.1    DELIVERY OF CLASS A SHARES; CHARACTER OF
CLASS A SHARES. On the Closing Date, Parent shall deliver to the Custodian under the Custody Agreement, dated as of the Closing Date, substantially in the form attached hereto as Exhibit B (the "CUSTODY AGREEMENT") stock certificates duly executed and in proper form and registered in blank representing 3,407,400 treasury shares of Class A Common Stock of Parent, par value $0.10 per share (the "CLASS A SHARES"). The parties hereto agree that such Class A Shares shall continue to be treasury shares of Parent until delivered in accordance with the terms of the Custody Agreement. Until so delivered, no party hereto (other than Parent to the extent permitted by law) shall have any rights with respect to such shares including, without limitation, the right to vote such shares or the right to receive dividends or distributions upon the dissolution, winding-up or liquidation of Parent.

                           5.11.2    CONVERSION RATE.   (a)  The Class A Shares
delivered to the Custodian shall represent the maximum number of shares of Class A Common Stock into which the 2018 Debentures are convertible based on a conversion rate of 9.465 shares of Class A Common Stock per $1,000 aggregate principal amount of the 2018 Debentures at maturity (the "CONVERSION RATE"). The Conversion Rate is the rate that is currently in effect with respect to the conversion of 2018 Debentures into shares of Class A Common Stock.

                           (b)       In the event that Parent shall, directly or
indirectly, take any action (an "ADJUSTMENT EVENT") which results in or necessitates an adjustment to the Conversion Rate and/or the required issuance, upon conversion of the aggregate principal amount of the 2018 Debentures at maturity or otherwise, of shares of Class A Common Stock exceeding the number of shares of Class A Common Stock represented by the Class A Shares including, without limitation, any of the actions described in Sections 11.06, 11.07, 11.08 and 11.12 of the Parent Indenture, then, no later than five (5) Business Days after the Adjustment Event, Parent shall deliver to the Custodian such number of additional shares of Class A Common Stock, determined pursuant to the applicable provisions of the Indenture, including without limitation, Sections 11.06, 11.07, 11.08 or 11.12 of the Indenture, as is necessary to reflect the Adjustment Event and ensure that the Custodian has a sufficient number of shares of Class A Common Stock to deliver to each 2018 Debenture holder the maximum number of shares of Class A Common Stock into which its 2018 Debentures are convertible.

                           5.11.3    PRESERVATION OF CONVERSION RIGHTS.  To the
extent that such actions do not otherwise conflict with Parent's covenants and agreements herein, in the event that prior to February 9, 2003, Parent (i) effects any reclassification of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), (ii) enters into any consolidation, merger, business combination with another corporation or entity or similar transaction as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for their Class A Common Stock ("SUBSTITUTE SECURITIES") or (iii) effects any sale or conveyance of any properties or assets to any other corporation or entity as a result of which holders of Class A Common Stock shall be entitled to receive Substitute Securities with respect to or in exchange for their Class A Common Stock, then Parent shall (x) with respect to an event described in clause (i), ensure that, and with respect to an event described in clause (ii) or (iii) above, ensure that the agreement relating to such transaction includes a covenant in favor of both Parent and CS providing that, in each case to the extent required under the Parent Indenture, assuming for this purpose that Parent remained subject thereto, each 2018 Debenture holder shall be entitled to receive, upon any future conversion of the 2018 Debentures held by such holder, the kind and amount of Substitute Securities that a holder of the number of Class A Shares issuable upon conversion of each holder's 2018 Debentures immediately prior to such reclassification or transaction would have received had each holder converted its 2018 Debentures immediately prior to the reclassification or transaction, and (y) with respect to any of the events described in clauses (i), (ii) and (iii) above, execute with the Trustee an amendment to the Supplemental Parent Indenture providing for the conversion of the 2018 Debentures into the Substitute Securities.

                           5.11.4    CORPORATE EXISTENCE.    Prior to
February 9, 2003, Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence where the failure to do so would constitute an Event of Default under the Parent Indenture, assuming for this purpose that Parent remained subject thereto.

                           5.11.5    DEFAULTS UNDER PARENT INDENTURE.    (a)
Parent represents and warrants that to the Knowledge of Parent there are no existing defaults or events that, with the passing of time or notice or both, would become Events of Default (as defined in the Parent Indenture). Parent shall not take any action prior to the Closing Date which would result, with the passing of time or notice or both, in an Event of Default under the Parent Indenture.

                                     (b) No registration statement is currently
in effect with respect to the 2018 Debentures.

                           5.11.6    EXECUTION AND DELIVERY OF SUPPLEMENTAL
PARENT INDENTURE. Parent agrees to execute and deliver on the Closing Date a supplemental Parent Indenture by and among CS, Parent and the Trustee (the "Supplemental Parent Indenture"), in form and substance reasonably satisfactory to CS and the Trustee, in order to provide for the assumption by CS of the obligations of Parent under the Parent Indenture and the release of Parent from its obligations under the Parent Indenture and the 2018 Debentures.

                           5.11.7    TRUSTEE CERTIFICATE.  Parent shall request
the Trustee to deliver to CS on the Closing Date a certificate, in form and substance reasonably satisfactory to CS and its counsel, certifying that as of the Closing Date the Trustee has not received notice that a default has occurred under the Parent Indenture.

                           5.11.8    OFFICERS' CERTIFICATES; OPINION OF COUNSEL
TO PARENT. (a) Each of Parent and CS shall deliver to the Trustee such Officers' Certificates (as defined in the Parent Indenture) as the Trustee may reasonably request in connection with the execution and delivery of the Supplemental Parent Indenture and the effectuation of the matters contemplated by this Section 5.11.

                           (b)       Each of Parent and CS shall cause its
counsel to deliver to the Trustee on the Closing Date its opinion addressed to the Trustee, in form and substance reasonably satisfactory to Trustee, that all conditions precedent to the execution and delivery of the Supplemental Parent Indenture have been complied with by their respective clients and that the Supplemental Parent Indenture complies with Article 5 of the Parent Indenture and, in respect of the opinion delivered by Parent's counsel, that the related consolidation, merger, conveyance, transfer or lease complies with Article 5 of the Parent Indenture.

                           5.11.9    REGISTRATION RIGHTS.  Parent and CS shall
execute and deliver prior to the Closing Date a registration rights agreement substantially in the form of Exhibit D providing for the registration of the delivery of shares of Class A Common Stock upon conversion of the 2018 Debentures (the "REGISTRATION RIGHTS AGREEMENT").

                           5.11.10   SURVIVAL OF COVENANTS.  It is acknowledged
and agreed by the parties that the covenants of Parent set forth in this Section
5.11 shall survive the Closing Date until the earlier of (a) such time as there are no 2018 Debentures outstanding or (b) February 9, 2003.

                           5.11.11   INDEMNITIES.  Parent agrees to indemnify,
defend and hold harmless each of CS, its directors and officers and any person who controls CS within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended, its Affiliates and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation but excluding the repayment of the accreted value of the 2018 Debentures) which any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) the failure of the representations and warranties of Parent set forth in Section 5.11.2 and
5.11.5 to be true and correct as of the date hereof and on the Closing Date, (y) any failure to perform or breach by Parent in any material respect of the covenants described in this Section 5.11 and any failure to perform its obligations under the Registration Rights Agreement or the Custody Agreement, and (z) any impairment of the rights of any holder of a 2018 Debenture to convert, upon delivery of notice thereof, its 2018 Debentures, in whole or in part, solely as a result of a blackout period being in effect under the terms of the Registration Rights Agreement or the failure of the Registration Statement for the Initial Shelf Registration (as defined in the Registration Rights Agreement) to be declared effective on or prior to the Closing Date.

                           5.11.12   ACTIONS BY CS.  (a)  CS  agrees to execute
and deliver on the Closing Date the Supplemental Parent Indenture, in form and substance reasonably satisfactory to Parent and the Trustee, in order to provide for the assumption by CS of the obligations of Parent under the Parent Indenture (including those obligations relating to the delivery of shares of Class A Common Stock upon conversion of the 2018 Debentures). CS agrees to use its reasonable best efforts to take all such additional actions as may be necessary and appropriate to (x) assume the obligations of Parent with respect to the 2018 Debentures (including those obligations relating to the delivery of shares of Class A Common Stock upon conversion of the 2018 Debentures) and (y) to obtain the release of Parent in full from all obligations under, or responsibilities relating to, resulting from or arising out of the Parent Indenture with respect to the 2018 Debentures; provided that it is understood that the foregoing shall not relieve Parent from its obligations to CS and its Affiliates hereunder and under the Custody Agreement relating to the issuance of shares of Class A Common Stock upon conversions of the 2018 Debentures and Parent's obligations under the Registration Rights Agreement relating to registration rights with respect to the shares of Class A Common Stock issuable upon 2018 Debenture conversions.

                           (b)       CS agrees to take all actions reasonably
necessary to call for redemption on February 9, 2003 all outstanding 2018 Debentures and pay the redemption price therefor so that all of the 2018 Debentures cease to be outstanding from and after such date.

                  5.12     ASSUMPTION OF 10-1/4% NOTES.

                           5.12.1    DEFAULTS UNDER INDENTURE.  (a)  Parent
represents and warrants that, to the Knowledge of Parent, there are no existing defaults or events that, with the passing of time or notice or both, would become Events of Default (as defined in the Indenture). Parent shall not take any action prior to Closing which would, with the passing of time or notice or both, result in an Event of Default under the Indenture.

                  (b) Neither Nelson Peltz nor Peter May is a holder of any 10-1/4% Notes and the Registration Rights Agreement dated February 25, 1999 between TCPG, SBG and Messrs. Peltz and May is no longer in force or effect.

                           5.12.2    AMENDMENT OF INDENTURE AND RELATED MATTERS.
Parent agrees to cause TCPG to expeditiously prepare and to cooperate and work with CS and its counsel with respect to a Supplemental Indenture which will provide for, among other things, the (a) release of TCPG, AI and all of the Subsidiaries of AI that are Issuers or Subsidiary Guarantors (as defined in the Indenture) and the termination of their respective obligations, including Subsidiary Guarantees (as defined in the Indenture) (the "Obligor Release") and
(b) addition of a parent company guaranty by an Affiliate of AI. Parent further agrees to cause TCPG to execute and deliver the Supplemental Indenture on or before the Closing Date.

                           5.12.3    SURVIVAL OF COVENANTS.  It is acknowledged
and agreed by the parties that the covenants of Parent set forth in this Section
5.12 shall survive the Closing Date.

                           5.12.4    TRUSTEE CERTIFICATE.  Parent shall request
the Trustee to deliver to CS on the Closing Date a certificate, in form and substance reasonably satisfactory to CS and its counsel, certifying that as of the Closing Date the Trustee has not received notice that a default has occurred under the 10-1/4% Indenture.

                           5.12.5    OFFICERS' CERTIFICATE; OPINION OF COUNSEL
TO PARENT AND CS. (a) Each of Parent and CS shall deliver to the Trustee such Officers' Certificates (as defined in the 10-1/4% Indenture) as the Trustee may reasonably request in connection with the execution and delivery of the Supplemental Indenture and the effectuation of the matters contemplated by this
Section 5.12.

                           (b)       Each of Parent and CS shall cause its
counsel to deliver to the Trustee on the Closing Date its opinion addressed to the Trustee, in form and substance reasonably satisfactory to the Trustee, that all conditions precedent to the execution and delivery of the Supplemental Indenture have been complied with by their respective clients and that the Supplemental Indenture complies with the 10-1/4% Indenture and, in respect of the opinion delivered by Parent's counsel, that the related consolidation, merger or transfer complies with the 10-1/4% Indenture.

                           5.12.6    ACTIONS BY CS.  CS  agrees to execute and
deliver on or before the Closing Date the Supplemental Indenture, in form and substance reasonably satisfactory to Parent and the Trustee, in order to provide for the assumption by CS of the obligations of TCPG under the 10-1/4% Indenture and to cause the Supplemental Indenture to be qualified under the Trust Indenture Act of 1939, if required. CS agrees to use its reasonable best efforts to take all such additional actions as may be necessary and appropriate to (x) assume the obligations of Merging Companies under the 10-1/4% Indenture and the 10-1/4% Notes and (y) to obtain the release of TCPG, AI and all of the Subsidiaries of AI that are Subsidiary Guarantors in full from their obligations under, or responsibilities relating to, resulting from or arising out of the 10-1/4% Indenture with respect to the 10-1/4% Notes.

                           5.12.7    INDEMNITIES.  Parent agrees to indemnify,
defend and hold harmless each of CS, its directors and officers and any person who controls CS within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended, its Affiliates, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation but excluding the repayment of the principal amount of, accrued interest on or any applicable premium on the 10-1/4% Notes) which any such person may incur, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (x) the failure of the representations and warranties of Parent set forth in Section 5.12.1 to be true and correct as of the date hereof and on the Closing Date, and (y) any failure to perform or breach by Parent in any material respect of the covenants described in this
Section 5.12.

                  5.13 NO SOLICITATION. (a) Parent will not, nor will Parent permit any of its Affiliates or their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives and agents (each a "REPRESENTATIVE"), directly or indirectly, to (i) solicit, seek, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of any inquiries or the making of any proposal or offer that constitutes, or would be reasonably likely to constitute or lead to, an Acquisition Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations (including by way of furnishing information), or otherwise cooperate in any way with, or assist, participate in, facilitate or encourage, any effort or attempt by any Person to submit or otherwise act in furtherance of, an Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Section shall prohibit Parent or any Representative from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited written, bona fide Acquisition Proposal on or after the date hereof that the board of directors of Parent concludes in good faith (after consultation with a financial advisor of nationally recognized reputation and outside counsel) (1) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal, and (2) would, if consummated, result in a transaction more favorable to Parent and its stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL") if, prior to taking such action, Parent (x) provides reasonable notice to CS to the effect that they are taking such action, and (y) receives from such Person an executed confidentiality agreement in reasonably customary form.

                           (b)       At any time after 48 hours following
notification to CS of Parent's intent to do so (which notification shall include the identity of the bidder and the material terms and conditions of the proposal) and if Parent has otherwise complied with the terms of this Section, the board of directors of Parent may cause Merging Companies to terminate this Agreement and cause Parent and any of its Subsidiaries, as applicable, to enter into any agreement with respect to a Superior Proposal, provided Merging Companies shall pay or cause to be paid to CS the Termination Fee. If Merging Companies shall have notified CS of the intent to enter into an agreement with respect to a Superior Proposal in compliance with the preceding sentence and have otherwise complied with such sentence, Parent or any of its Subsidiaries may enter into an agreement with respect to such Superior Proposal (with the bidder and on terms no less favorable than those specified in such notification to CS) after the expiration of such 48- hour period.

                           (c)       "ACQUISITION PROPOSAL" means any written
proposal or offer from any Person relating to any direct or indirect acquisition or purchase of (i) 95% or more of the assets, net income or net revenues of the Beverage Companies, taken as a whole, or (ii) 100% of the equity securities of SBG or 100% of the equity securities of Parent (including by way of a tender offer or exchange offer for shares of equity securities of Parent), or any merger, consolidation, business combination or similar transaction involving Parent or SBG (other than the transactions contemplated by this Agreement).

                  5.14 PAYMENTS FOR OPTIONS. Prior to the Closing, Parent shall take such actions as may be necessary so that (i) each stock option outstanding under the Option Plan immediately prior to the Closing (the "OPTIONS") is fully vested simultaneously with the Closing, (ii) unless exercised by midnight of the second Business Day following the Closing, shall terminate and (iii) a person exercising any Option after the Closing shall receive a cash payment from SBG in respect thereof, payable immediately following such exercise, equal to the amount set forth in respect of such Option on Section 5.14 of the Disclosure Schedule (as to each Option, the "OPTION PAYMENT"), less applicable tax withholdings. Payment shall be made by wire transfer of immediately available funds to such bank accounts or bank account specified by each holder of Options in their notice of exercise of Options. The amount of any Option Payment listed in Section 5.14 of the Disclosure Schedule may be changed and the number of Options outstanding may be increased by up to 2,717 Options (subject to the 150,000 share limitation contained in the Option Plan) at the sole discretion of Parent at any time prior to the Closing upon written notice to CS provided at least one (1) Business Day prior to the Closing Date, provided that any increase in the amount of any Option Payment will reduce the number set forth in clause
(i) of the first sentence of Section 2.2(a) and the first number set forth in the second sentence of Section 2.2(a) by the amount of such increase, and any reduction in the Option Payment will increase the number set forth in clause (i) of the first sentence of Section 2.2(a) and the first number set forth in the second sentence of Section 2.2(a) by the amount of such reduction. In the event that a holder of an Option which is vested and exercisable prior to the Closing exercises such Option prior to Closing, then the number set forth in clause (i) of the first sentence of Section 2.2(a) and the first number set forth in the second sentence of Section 2.2(a) shall each be increased by the sum of the Option Payment attributable to such Option plus the exercise price (net of any cash payment due to the holder of Options in connection with such exercise) for such Option, and the Option Payment attributable to such Option shall not be payable. Any termination of an Option holder's employment by, or service as an officer of, SBG or any affiliate thereof on or within two (2) Business Days following the Closing shall be treated as a termination without "Cause," as defined in the Option Plan, for purposes of determining such person's rights under his or her Options, after taking into account this Section 5.14.

                  5.15 DEBT AGREEMENTS. During the period from the date hereof until the Closing, Parent and Merging Companies shall comply in all material respects with, and cause each Beverage Company to comply in all material respects with, all of the covenants and obligations of such Merging Company or Beverage Company under each of the 10-1/4% Indenture, the 10-1/4% Notes, the 2018 Debentures, the Parent Indenture and the Credit Agreement (collectively, the "DEBT AGREEMENTS"). Without the prior written consent of CS, which shall not be unreasonably withheld or delayed, Parent and Merging Companies shall not, and shall cause the other Beverage Companies not to, amend, modify, waive, terminate or supplement any Debt Agreement in a manner which would have a Company Material Adverse Effect.

                  5.16 CONFIDENTIALITY. From and after the date hereof, each party hereto will hold, and will cause its Affiliates and their respective agents and representatives to hold, in strict confidence unless (i) such Person is compelled to disclose such by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of any Governmental Authority) or by other requirements of law or (ii) disclosed in any action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except as provided in Section 5.8 hereof or to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) becomes known to the receiving party from or through another source if the receiving party is not aware that such source is under an obligation to another party hereto or to any Beverage Company to keep such documents and information confidential PROVIDED that after the Closing, the foregoing restrictions will not apply to CS's use or disclosure of documents and information concerning the Beverage Companies and their respective businesses furnished by Parent and Merging Companies hereunder, and PROVIDED FURTHER that from and after the Closing, the foregoing restrictions shall apply to Parent with respect to all confidential and proprietary information regarding any Beverage Company and their respective businesses without reference to (1) any qualification as to having obtained such information from CS, or (2) clause (a) above. The parties hereto acknowledge and agree that any remedy at law for breach of this Section 5.16 would be inadequate, and Parent and Merging Companies hereby consent to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                  5.17 SECURITIES LAW FILINGS. Each of Parent and CS shall furnish, or cause to be furnished, to the other party all information relating to the Beverage Companies that is available to it and that the other party is required to include in, or requires for the preparation of or verification of information that is required to be included in, a specific filing pursuant to the Securities Act, the Securities Exchange Act of 1934, as amended, the securities laws of any State, or comparable laws or regulations of any other jurisdiction, including, in the case of CS, any filing required to be made by CS or any Subsidiary of CS in connection with or as a result of the actions contemplated by Sections 5.11 or 5.12. Without limiting the foregoing, within ten (10) days following the date on which CS receives written notice from Parent that Parent is required to include in a specific filing financial information of the Beverage Companies for any period prior to the Closing Date, CS shall permit, and cause its Affiliates to permit, Parent and its officers, employees, accountants, counsel, financial advisors and other representatives to have reasonable access, during normal business hours and upon reasonable advance notice, to the properties, books, records, accountants (subject to their availability) and personnel of CS and its Affiliates relating to the Beverage Companies solely for the purpose of obtaining the required information and, if necessary, conducting an audit of the Beverage Companies (individually or as a whole) or any division thereof for the relevant period or periods.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  6.1 CONDITIONS TO THE OBLIGATIONS OF CS, MERGER SUBS, PARENT AND MERGING COMPANIES. The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver (to the extent permitted under Applicable Laws) on or prior to the Closing Date of the following conditions:

                           (a)       NO INJUNCTIONS OR RESTRAINTS.  No statute,
rule, regulation, decree, preliminary or permanent injunction, temporary restraining order or other order of any nature of any U.S. federal or state Governmental Authority shall be in effect that restrains, prevents or materially changes the transactions contemplated hereby.

                           (b)       ANTITRUST.  The applicable waiting periods
under the HSR Act shall have expired or been terminated.

                           (c)       REPAYMENT OF CREDIT AGREEMENT.  Merging
Companies shall have repaid or caused to be repaid all outstanding principal and accrued interest under the Credit Agreement dated as of February 25, 1999 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among SBG, Mistic Brands, Inc., Stewart's Beverages, Inc., RCAC and RC, as borrowers, various financial institutions party thereto as lenders, DLJ Funding, Inc., as syndication agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and The Bank of New York, as administrative agent, and shall have obtained documentation reasonably satisfactory in form and substance to CS, Parent and Merging Companies (such documentation to include, but not be limited to, payment letters, releases and termination statements) evidencing the release of Merging Companies, and all of the Subsidiaries of Merging Companies that are guarantors under the Credit Agreement in full from all of their obligations under, or responsibilities relating to, resulting from or arising out of, the Credit Agreement and evidence the release of any Encumbrances arising under the Credit Agreement (including the release of any Encumbrances on any assets and properties of any Beverage Company arising under the Credit Agreement).

                  6.2 CONDITIONS TO THE OBLIGATIONS OF CS AND MERGER SUBS. The obligation of CS to effect the Closing is further subject to the satisfaction of the following conditions, any or all of which may be waived on or prior to the Closing Date in whole or in part by CS:

                           (a)       REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of Parent and Merging Companies made hereunder shall be true and correct, except (i) for changes permitted or contemplated by this Agreement, (ii) to the extent that any representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such date and (iii) where failures to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect (provided, however, in determining whether a Company Material Adverse Effect has occurred, any qualification as to materiality contained in such representation or warranty shall be deemed not to apply). CS shall have received a certificate to that effect dated the Closing Date and signed on behalf of Parent and Merging Companies by an authorized officer of Parent and each Merging Company.

                           (b)       AGREEMENTS.  Parent and Merging Companies
shall have performed in all material respects all of their material obligations required to be performed by them under this Agreement at or prior to the Closing Date. CS shall have received a certificate to that effect dated the Closing Date and signed on behalf of Merging Companies by an authorized officer of Parent and each Merging Company.

                           (c)       CONSENTS AND APPROVALS.  The Required
Consents, if any, shall have been made or obtained.

                           (d)       AFFILIATE LOANS.  The Affiliate Loans shall
have been repaid in full concurrent with the Closing.

                           (e)       CUSTODY AGREEMENT; REGISTRATION RIGHTS
AGREEMENT. Parent shall have duly executed and delivered the Custody Agreement, substantially in the form of Exhibit B hereto, and the Registration Rights Agreement, substantially in the form of Exhibit D hereto.

                           (f)       ASSIGNMENT OF CONTRACTS.  Evidence of the
assignments of the raw material Contracts described in Section 3.13(G)(2-7) of the Disclosure Schedule shall have been provided to CS.

                           (g)       SECTIONS 5.11 AND 5.12.  Parent shall have
taken all actions under Sections 5.11 and 5.12 required to be taken by it prior to the Closing Date.

                           (h)       COLUMBUS, GEORGIA. Evidence of ownership
of title by a Beverage Company to 1000 10th Avenue, Columbus, Georgia shall have been delivered to CS.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGING COMPANIES. The obligation of Parent and Merging Companies to effect the Closing is further subject to the satisfaction of the following conditions, any or all of which may be waived on or prior to the Closing Date in whole or in part by Parent and Merging Companies:

                           (a)       REPRESENTATIONS AND WARRANTIES.  The
representations and warranties of CS and Merger Subs made hereunder shall be true and correct in all respects, at and as of the Closing Date, except for (i) changes permitted or contemplated by this Agreement, (ii) to the extent that any representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct only as of such date and (iii) where failures to be true and correct would not, individually or in the aggregate, have a CS Material Adverse Effect (PROVIDED, HOWEVER that in determining whether a CS Material Adverse Effect has occurred, any qualifications as to materiality included in such representation or warranty shall be deemed not to apply). Parent and Merging Companies shall have received a certificate to that effect dated the Closing Date and signed on behalf of CS by an authorized officer of CS.

                           (b)       AGREEMENTS.  Each of CS and Merger Subs
shall have performed in all material respects all of its material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merging Companies shall have received a certificate to that effect dated the Closing Date and signed on behalf of CS by an authorized officer of CS.

                           (c)       CONSENTS AND APPROVALS.  CS Required
Consents, if any, shall have been made or obtained.

                           (d)       INDEMNITY.  CS shall have executed an
indemnity agreement substantially in the form of Exhibit C hereto evidencing the indemnification by CS of Parent and its Affiliates against all losses or liabilities that may be incurred by any of them under the 10-1/4% Notes or the 2018 Debentures.

                           (e)       AFFILIATE LOANS.  The Affiliate Loans shall
have been made by CS to Merging Companies Affiliate and SBG.

                           (f)       CUSTODY AGREEMENT; REGISTRATION RIGHTS
AGREEMENT. CS Affiliate shall have duly executed and delivered the Custody Agreement, substantially in the form of Exhibit B hereto, and the Registration rights Agreement, substantially in the form of Exhibit D hereto.

                           (g)       SECTIONS 5.11 AND 5.12.  CS shall have
taken all actions under Sections 5.11 and 5.12 required to be taken by it prior to the Closing Date.

                                   ARTICLE VII

                        SURVIVAL; GENERAL INDEMNIFICATION

                  7.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  Notwithstanding any right of any party (whether or not exercised) to investigate fully the accuracy of the representations and warranties of the other party contained in this Agreement, Parent and Merging Companies, on the one hand, and CS and Merger Subs, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement.

All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder and all representations and warranties shall terminate and expire (a) on the date that is 18 months after the Closing Date, with respect to any General Claim based upon, arising out of or otherwise in respect of any fact, circumstance or claim of which the party claiming indemnification prior to that date shall not have given notice to the other party; (b) (i) with respect to any Tax Claim, until sixty (60) days after the expiration of the applicable statute of limitations; and (ii) with respect to any ERISA Claim, until the expiration of the applicable statute of limitations; and (c) two years after the Closing Date, with respect to any Environmental Representation Claim based upon, arising out of or otherwise in respect of any fact, circumstance or claim of which CS prior to that date shall not have give notice to Parent.

                  As used herein:

                  "GENERAL CLAIM" means any claim (other than a Tax Claim, ERISA Claim or an Environmental Representation Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty contained in this Agreement.

                  "ENVIRONMENTAL REPRESENTATION CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of Parent and Merging Companies contained in
Section 3.16 of this Agreement.

                  "ERISA CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of Parent and Merging Companies contained in Section 3.10 of this Agreement.

                  "TAX CLAIM" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of Parent and Merging Companies contained in Section 3.9 of this Agreement related to Taxes.

                  7.2 INDEMNIFICATION BY CS AND MERGER SUBS. Subject to Sections
7.1 and 7.5 and except as otherwise provided in Article VIII and Sections 5.11 and 5.12, CS and Merger Subs hereby, jointly and severally, agree that they shall indemnify, defend and hold harmless Parent and Merging Companies and, if applicable, their respective directors, officers, employees, representatives, advisors, agents and Affiliates (the "MERGING COMPANIES INDEMNIFIED PARTIES") from, against and in respect of any and all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, Taxes, interest, penalties, and reasonable costs and expenses (but not including, consequential, exemplary, special and punitive damages and lost profits, other than such damages awarded to any third party against an Indemnified Party) (collectively, the "LOSSES") arising out of, relating to or resulting from, directly or indirectly:

                           (a)       any breach of any representation or
warranty made by CS contained in this Agreement;

                           (b)       the breach in any material respect of any
covenant or agreement of CS or Merger Subs contained in this Agreement;

                           (c)       except as (x) otherwise provided in Article
VIII and (y) for items as to which Parent and Merging Companies will indemnify CS pursuant to Section 7.3, all auto liability, general liability, products liability, workers' compensation and all obligations and liabilities of the Beverage Companies; and

                           (d)       the RC/Arby's Corporation Corporate
Guaranty relating to the Master Lease Agreement dated May 27, 1998, as amended October 23, 1998, between RC Leasing, Inc. and Met Life Capital Limited Partnership.

                  7.3 INDEMNIFICATION BY PARENT AND MERGING COMPANIES. Subject to Sections 7.1 and 7.5, and except as otherwise provided in Article VIII, Parent and Merging Companies jointly and severally hereby agree to indemnify, defend and hold harmless CS and Merger Subs and, if applicable, their directors, officers, employees, representatives, advisors, agents and Affiliates (other than employees of the Beverage Companies) (the "CS INDEMNIFIED PARTIES") from, against and in respect of any Losses arising out of, relating to or resulting from, directly or indirectly:

                           (a)       any breach of any representation or
warranty made by Parent or Merging Companies contained in this Agreement; or

                           (b)       the breach in any material respect of any
covenant or agreement of Parent or Merging Companies contained in this Agreement.

                  7.4 PROCEDURE FOR INDEMNIFICATION. Subject to Section 7.1, all claims for indemnification under this Article VII or under Section 5.11 or 5.12 shall be asserted and resolved as follows:

                           (a)       In the event that any claim or demand, or
other circumstance or state of facts which could give rise to any claim or demand, for which an Indemnifying Party may be liable to an Indemnified Party hereunder is asserted against or sought to be collected by a third party (an "ASSERTED LIABILITY"), the Indemnified Party shall as soon as reasonably possible notify the Indemnifying Party in writing of such Asserted Liability, specifying the nature of such Asserted Liability (the "CLAIM NOTICE"); PROVIDED, that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall have thirty (30) days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party whether the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel reasonably acceptable to the Indemnified Party to defend against such Asserted Liability; PROVIDED, that (i) if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such Asserted Liability, or (ii) the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel (who shall be reasonably acceptable to the Indemnifying Party). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to any settlement unless such settlement (i) includes a complete release of the Indemnified Party and (ii) does not require the Indemnified Party to make any payment or forego or take any action. Notwithstanding the foregoing, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof, but the Indemnifying Party shall control the investigation, defense and settlement thereof. If the Indemnified Party is controlling the defense of any Asserted Liability in accordance with this Section 7.4 (i) at the request of the Indemnified Party, the Indemnifying Party will at its own cost and expense provide reasonable cooperation to the Indemnified Party and its counsel in defending the Asserted Liability and (ii) the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof at the reasonable cost and expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any Asserted Liability effected without its prior written consent (which consent shall not be unreasonably withheld).

                           (b)       In the event that an Indemnified Party
should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from the date such Claim Notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto.

If the Indemnifying Party does deliver such written notice of objection within such 30-day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within thirty (30) days of the delivery by the Indemnifying Party of such written notice of objection.

                           (c)       With respect to the liabilities for which
Parent shall be required to provide indemnification pursuant to Section 7.3(a)(i) resulting from a breach of Section 3.16, CS Indemnified Parties shall cooperate with Parent, provide Parent as promptly as possible with all relevant materials, information and data requested by Parent and shall grant Parent, without charge, reasonable access to employees and premises of the Beverage Companies, including the right to conduct environmental tests thereon and to take samples therefrom.

                           (d)       CS and Merger Subs acknowledge that except
for rights of specific performance expressly described herein, the indemnification provisions contained in this Article VII and in Article VIII and in Sections 5.11 and 5.12 constitute CS's and Merger Subs' sole remedy with respect to any of the matters arising out of or in connection with this Agreement, the Disclosure Schedule or any Exhibit hereto. Each of CS and Merger Subs acknowledges and agrees that: (i) CS and its representatives have the experience and knowledge to evaluate the business, financial condition, assets and liabilities of the Beverage Companies; and (ii) in determining to effect the Mergers and acquire Merging Companies as Subsidiaries, CS has made its own investigation into, and based thereon CS has formed an independent judgment concerning, Merging Companies and the underlying assets and liabilities of the Beverage Companies (including the real property, fixtures and the tangible personal property). CS and Merger Subs hereby waive, release and agree not to make any claim or bring any contribution, cost recovery or other action against Merging Companies, its Affiliates, and, if applicable, their respective directors, officers, shareholders, partners, attorneys, accountants, agents and employees and their heirs, successors and assigns, under the Environmental Laws, common law, or any similar federal, state or local environmental law or regulation now existing or hereafter enacted other than for Losses which Parent is expressly required to indemnify CS under this Article
VII. CS and Merger Subs agree that they will not bring any such claim or action under any Environmental Laws or any other environmental law or regulation which seeks to allocate liabilities between CS and Merger Subs, on the one hand, and Parent, on the other hand, in a different manner than as expressly set forth in this Agreement

                  7.5 LIMITS ON INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, the right to indemnification under this Article VII (but not Sections 5.11 and 5.12) shall from and after the Closing be subject to the following terms:

                           (a)(i)    except as provided in clause (ii) below,
Parent shall not be liable to CS Indemnified Parties for any Losses with respect to the matters enumerated in Section 7.3(a) unless the Losses therefrom exceed an aggregate amount equal to $10 million (the "THRESHOLD"), and then only for such Losses in excess of $10 million and only up to an aggregate amount equal to $200 million (the "PARENT CAP");

                                     (ii)      any Losses relating to breaches
of the representations and warranties contained in Sections 3.2, 3.3, 3.9 (but only with respect to federal or state Income Taxes) and 3.14 shall not be subject to the Threshold or the Parent Cap, and claims for indemnification as a result of breaches of such sections may be made without regard to the Threshold or the Parent Cap but shall not in the aggregate exceed the Merger Consideration; and

                                     (iii)     no individual Loss will count
towards the Threshold unless such Loss equals or exceeds $200,000.

                           (b)(i)    except as provided in clause (ii) below,
CS shall be liable to Parent Indemnified Parties for any Losses with respect to the matters enumerated in Section 7.2(a) only up to an aggregate amount equal to $200 million (the "CS CAP").

                                     (ii)      claims for indemnification as a
result of breaches of the representations and warranties contained in Section 4.2, and claims for indemnification that involve the recission, cancellation or other unwinding of the transactions contemplated hereby, regardless of the representation and warranty asserted to have been breached, shall not be subject to the CS Cap, and may be made without regard thereto, but shall not in the aggregate exceed the Merger Consideration.

                  7.6 CHARACTERIZATION OF INDEMNIFICATION PAYMENTS. All amounts paid by CS, Merger Subs, Parent or Merging Companies, as the case may be, under this Article VII or Article VIII shall be treated as adjustments to the Merger Consideration and to the Purchase Price for all Tax purposes.

                  7.7 COMPUTATION OF LOSSES; DISPUTES. The amount of any Losses or Taxes for which indemnification is provided under this Article VII or Article VIII shall be reduced by (x) any related Tax benefits if and when actually realized or received (but only after taking into account any Tax benefits (including, without limitation, any net operating losses or other deductions and any carryovers or carrybacks) to which the Indemnified Party would be entitled without regard to such item), except to the extent such recovery has already been taken into account in determining the amount of any such Losses or Taxes, and (y) any insurance recovery if and when actually realized or received, in each case in respect of such Losses or Taxes, and any recovery or indemnification present under any agreement with respect to the sale of stock or assets to a Beverage Company if and when actually realized or received. Any such recovery shall be promptly repaid by the Indemnified Party to the Indemnifying Party following the time at which such recovery is realized or received pursuant to the previous sentence, minus all reasonably allocable costs, charges and expenses incurred by the Indemnified Party in obtaining such recovery. Notwithstanding the foregoing, if (x) the amount of Indemnifiable Losses or Taxes for which the Indemnifying Party is obligated to indemnify the Indemnified Party is reduced by any Tax benefit or insurance recovery in accordance with the provisions of the previous sentence, and (y) the Indemnified Party subsequently is required to repay the amount of any such Tax benefit or insurance recovery or such Tax benefit or insurance recovery is disallowed, then the obligation of the Indemnifying Party to indemnify with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnified Party in accor dance with the provisions of this Agreement. In determining the amount of Losses or Taxes for purposes of Section 7.5(i), the reductions set forth in this
Section 7.7 shall be taken into account, and if such reductions reduce the aggregate Losses or Taxes to an amount less than $10 million, all amounts previously paid to the Indemnified Party shall be repaid to such Indemnifying Party.


                                  ARTICLE VIII

                        TAX MATTERS; TAX INDEMNIFICATION

                  8.1 TAX INDEMNITIES. (a) From and after the Closing Date, Parent shall be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless CS and the Beverage Companies against and reimburse CS and the Beverage Companies for: (i) any Tax with respect to any Tax period or portion thereof that ends on or before the Closing Date for which any Beverage Company may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law); (ii) all income Taxes (or Taxes based on net income) ("INCOME TAXES") of the Beverage Companies with respect to any Tax period or portion thereof that ends on or before the Closing Date in excess of $3,468,000 (after federal tax benefits computed at 35% with respect to $2,815,000 of such amount);1/(iii) all Taxes of the Beverage Companies other than Income Taxes with respect to any Tax period or portion thereof that ends on or before the Closing Date and other than Conveyance Taxes (as defined in Section 8.6) in excess of the sum of (x) the aggregate accruals for current Taxes (other than Income Taxes) not yet due and payable on the 3.7 Balance Sheets hereof, (y) accruals in the ordinary course of business after July 2, 2000 and (z) $831,000 (after federal tax benefits computed at 35% with respect to $650,000 of such amount)2/; (iv) any Income Tax of the Beverage Companies with respect to any Tax period or portion thereof that ends on or before the Closing Date, arising out of, resulting from or related to, the elections under Sections 338 and 338(h)(10) of the Code provided for in the Tax Agreement and; (v) any Tax of the Beverage Companies with respect to any Tax period or portion thereof that ends on or before the Closing Date arising out of, resulting from or related to the Restructuring; PROVIDED, HOWEVER, that no indemnity shall be provided under this Agreement by Parent for any Tax resulting from any transaction of the Beverage Companies occurring on the Closing Date but after the Closing that is not in the ordinary course of business or is not provided for in the Tax Agreement. At the election of Parent, made at any time, 50% of any number set forth in this Section 8.1(a)(ii) may be reduced (or increased) and a corresponding increase (or reduction) made to the corresponding number set forth in Clause (z) of Section 8.1(a)(iii). Any obligation for indemnity provided for in Section 8.1(a)(iii) shall be subject to and limited by the provisions of Section 7.5 and shall be included as a Loss under those provisions.

               (b)   From and after the Closing Date, CS and the Beverage


--------
[FN]
1/   $2,815,000 of reserves for income taxes and $653,000 of interest thereon.
2/   $650,000 of reserves for other taxes plus $181,000 of interest thereon.


Companies shall, jointly and severally, be responsible for, shall pay or cause to be paid, and shall indemnify, defend and hold harmless Merging Companies and their Affiliates against and reimburse Parent and its Affiliates for all Taxes Parent and its Affiliates may at any time suffer or incur, or become subject to, as a result of or in connection with the Beverage Companies that are not subject to indemnification pursuant to paragraph (a) of this Section 8.1 (other than Conveyance Taxes), including, but not limited to, Taxes resulting from any transaction of the Beverage Companies occurring on the Closing Date but after the Closing that is not in the ordinary course of business or is not provided for in the Tax Agreement. CS agrees to comply with all provisions of Article VIII of the Stock Purchase Agreement ("QUAKER AGREEMENT") between the Quaker Oats Company ("QUAKER") and Parent, dated as of March 27, 1997 required for Parent to obtain indemnification for Taxes from Quaker pursuant to Article VIII of the Quaker Agreement and promptly to pay over to Parent all taxes received by or credited to a Beverage Company which Parent is obligated to pay to Quaker pursuant to the Quaker Agreement; PROVIDED, HOWEVER, no such payment shall reduce Parent's indemnification obligation to CS hereunder.

                           (c)       Payment by an indemnitor of any amount due
to an indemnitee under this Section 8.1 shall be made within 10 days following written notice by the indemnitee that payment of such amounts to the appropriate Tax authority is due by the indemnitee, provided that the indemnitor shall not be required to make any payment earlier than five days before it is due to the appropriate Tax authority. In the case of a tax that is contested in accordance with the provisions of Section 8.3, payment of the Tax to the appropriate Tax authority will not be considered to be due earlier than the date a final determination to such effect is made by such Tax authority or a court.

                           (d)       For purposes of this Agreement (including
without  limitation  determining  Parent's  indemnification   obligations  under
Section 8.1(a)), in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period; PROVIDED, HOWEVER, that (x) if any property, asset or other right of a Beverage Company is sold or otherwise transferred prior to the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the pre-Closing period, and (y) if any property, asset or other right of a Beverage Company is purchased or otherwise acquired after the Closing Date, then ad valorem Taxes pertaining to such property, asset or other right shall be attributed entirely to the post-Closing period, and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended as of the close of the Closing Date, PROVIDED, HOWEVER, that any Tax resulting from the departure of a Beverage Company from an affiliated, combined or consolidated group in which it was a member in a pre-Closing period (resulting from the triggering into income of deferred intercompany transactions under Section 1.1502-13 of the Treasury regulations or excess loss accounts under Section
1.1502-19 of the Treasury regulations or otherwise) shall be allocated to a pre-Closing period. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 8.1(d) shall be computed by reference to the level of such items on the Closing Date; PROVIDED, HOWEVER, that (x) if any property, asset or other right of a Beverage Company is sold or otherwise transferred prior to the Closing Date, then any such Tax computed by reference to such property, asset or other right shall be attributed entirely to the pre-Closing period, and (y) if any property, asset or other right of a Beverage Company is purchased or otherwise acquired after the Closing Date, then any such Tax computed by reference to such property, asset or other right shall be attributed entirely to the post-Closing period.

                  8.2 REFUNDS AND TAX BENEFITS. Parent shall be entitled to any refund or credit of Taxes (including any interest paid or credited with respect thereto), and CS shall promptly pay to Parent any such refund or credit of Taxes (including any interest paid or credited with respect thereto) received by or credited to CS or the Beverage Companies relating to Taxes for which Parent is responsible under Section 8.1(a) hereof, net of any costs or expenses incurred by CS or the Beverage Companies with respect to such refund or credit. In the event that any refund or credit of Taxes for which a payment has been made to Parent pursuant to this Section 8.2 is subsequently redeemed or disallowed, Parent shall indemnify, defend and hold harmless the Beverage Companies against and reimburse the Beverage Companies for any Tax liability, including interest and penalties, assessed against such Beverage Company by reason of the reduction or disallowance; PROVIDED, HOWEVER, that any repayment of any refund or credit of Taxes shall be limited to the net amount of such refund received by the Parent pursuant to the preceding sentence. Without limiting the generality of the preceding sentence, any such refund or other benefit realized by any Beverage Company in a post-Closing period that results from the carryforward of any net operating loss or capital loss or other Tax attributes (but not including overpayments or prepayments of Tax attributable to a period or portion thereof ending on or before the Closing) of a Beverage Company in any Tax period or portion thereof ending on or before the Closing Date shall be the property of such Beverage Company and shall be retained by such Beverage Company.

                  8.3 CONTESTS. (a) After the Closing, the party first receiving notice shall promptly notify the other party in writing of any demand or claim on the first party from any Tax authority or other party with respect to Taxes for which the other party is liable pursuant to Section 8.1. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. If such notifying party fails to give the other party prompt notice of an asserted Tax liability as required by this Section 8.3, then (a) if the other party is precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then such notifying party shall have sole responsibility for such Tax liability or
(b) if the other party is not precluded from contesting but such failure to give prompt notice results in detriment to the other party, then any amount that the other party is otherwise required to pay to such notifying party pursuant to
Section 8.1 with respect to such liability shall be reduced by the amount of such detriment.

                           (b)       Parent, at its own expense, shall control
the conduct to a final determination, through counsel of its own choosing at its own expense, of any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought by CS under Section 8.1(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "CONTEST"). Parent shall have all rights to settle, compromise and/or concede such asserted liability and CS shall cooperate, and shall cause a Beverage Company or any of its successors to cooperate, in each phase of such Contest PROVIDED, HOWEVER, that Parent shall not settle, compromise or concede any such liability that is reasonably likely to result in a cost to CS or its Affiliates in excess of $100,000.00 without CS's consent, not to be unreasonably withheld.

Parent shall inform CS of all material developments and events relating to such Contest (including, without limitation, providing to CS copies of all written materials relating to such Contest reasonably requested by CS), and CS and its authorized representatives shall be entitled, at the expense of CS, to attend, but not participate in or control, all conferences, meetings and proceedings relating to such Contest.

                  8.4 PREPARATION OF TAX RETURNS. Except as provided in the Tax Agreement, Parent shall prepare and file all Tax Returns with respect to Taxes for which Parent has agreed to indemnify CS in Section 8.1(a) (other than Taxes described in Section 8.1(a)(iii)) for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date on a basis consistent with prior tax years unless different treatment is required by applicable law. Without limitation to the obligations of Parent under Section 8.1(a), Parent shall pay any Taxes shown to be due on such Tax Returns subject to the obligations of CS under Section 8.1(b). CS shall prepare and file all Tax Returns with respect to the Beverage Companies other than those which Parent is to prepare pursuant to the first sentence of this Section 8.4. Without limitation to the obligations of CS under Section 8.1(b), CS shall pay any Taxes shown to be due on such Tax Returns subject to the obligations of Parent under Section 8.1(a). The parties agree that if a Beverage Company is permitted, but not required, under applicable state, local or foreign income or franchise tax laws to treat the Closing Date as the last day of a Tax period, they will treat the Tax period as ending on the Closing Date. CS will deliver to Parent for its review and approval a complete copy of each Tax Return required to be filed by CS or a Beverage Company under this Section 8.4 for Tax periods that end on or prior to the Closing Date or that include the Closing Date redacted as appropriate to remove information about non-Beverage Companies, and any amendments to such Tax Return, accompanied by an allocation between the pre-Closing period and the post-Closing period of any Taxes shown to be due on such Tax Return at least 45 days prior to the date such Tax Return is to be filed with the appropriate Tax authority. Within 20 days after the date of receipt by Parent of such Tax Return and allocation Parent may deliver to CS a written request for changes to such Tax Return or allocation. If CS and Parent have been unable to resolve their differences within 10 days after CS has received Parent's written request for changes to such Return and allocation, then any disputed issues shall be immediately submitted to an Independent Accounting Firm to resolve (within 10 days after receipt of such disputed issues) in a final binding manner after hearing the views of both parties. The fees and expenses of the Independent Accounting Firm shall be shared equally between Parent and CS. In the case of a Tax Return that includes a period that begins on or before the Closing Date and ends after the Closing Date, not later than (i) five Business Days before the due date (including any extension thereof) for Taxes with respect to such Tax Return or
(ii) in the event of a dispute, five Business Days after the resolution thereof either by mutual agreement of the parties or by a determination of an Independent Accounting Firm, without prejudice to the obligations of the parties under Section 8.1, each party shall pay the portion of the Taxes set forth on such Tax Return that are allocable to the portion of the period for which such party bears responsibility, after giving effect to any agreement of the parties or any determination by the Independent Accounting Firm, net of any payments made prior to the Closing Date in respect of such Taxes, whether as estimated Taxes or otherwise.

                  8.5 COOPERATION AND EXCHANGE OF INFORMATION. Parent, CS and the Beverage Companies will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include the preparation of tax packages for Parent in substantially the same form and at the same time in which such information customarily was provided to Parent in previous Tax periods and providing copies of relevant
Tax Returns or portions thereof, together with accompanying schedules and related work papers and comments relating to rulings or other determinations by Tax authorities. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns. Each such party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of the Beverage Companies for their Tax period first ending after the Closing Date and for all prior Tax periods until the later of (a) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, or (b) eight years following the due date for such Tax Returns. Any information obtained under this Section
8.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. CS further agrees to comply, and to cause the Beverage Companies to comply, with the terms of IRS record retention requirements, including any record retention agreement entered into between the IRS and Parent previously furnished to CS.

                  8.6 CONVEYANCE TAXES. Parent and CS shall each assume liability for, indemnify each other and their Affiliates against and pay one-half of all sales, value added, transfer, stamp, registration, real property transfer or gains and similar Taxes ("CONVEYANCE TAXES") incurred as a result of the transactions contemplated hereby (other than Taxes for which Parent has an indemnification obligation under Section 8.1(a)(v)), and shall jointly file all required change of ownership and similar statements.

                  8.7 FIRPTA CERTIFICATES. Parent and each of its Affiliates shall deliver to CS on the Closing Date a duly completed and executed certification of non-foreign status pursuant to Section 1.1445-2(b)(2) of the Treasury regulations.

                  8.8 MISCELLANEOUS. (a) Except as expressly provided otherwise and except for the representations contained in Section 3.9 of this Agreement and the Tax Agreement, this Article VIII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

                           (b)       For purposes of this Article VIII, all
references to CS or Parent include successors thereto.

                           (c)       Except as provided in the Tax Agreement,
neither CS, its Affiliates nor any foreign Beverage Company shall take any action which may result in a distribution with respect to the stock of a foreign Beverage Company prior to the last day of the first U.S. taxable year of such foreign Beverage Company which ends after the Closing Date.

                           (d)       Except as provided in the Tax Agreement,
CS, its Affiliates and any Beverage Company shall not take any action or enter into any transaction not in the ordinary course of business which may result in an amount included in the gross income of Parent pursuant to Section 951 or
Section 956 of the Code and the Treasury regulations thereunder.

                           (e)       The Tax Agreement and, except as expressly
provided otherwise, the indemnification provided for in this Article VIII shall be the sole and exclusive remedy for any claim in respect of Taxes and the provisions of Article VII (other than Sections 7.6 and 7.7, claims based on a breach of Section 3.9, and as otherwise set forth in this Article VIII) shall not apply to such claims.

                           (f)       Any claim for indemnity under this Article
VIII may be made at any time prior to sixty (60) days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).

                           (g)       Any and all Tax allocation or sharing
agreements or other agreements or arrangements relating to Tax matters between any Beverage Company, on the one hand, and the Parent or any of its Affiliates, on the other hand, shall be terminated with respect to such Beverage Company as of the day before the Closing Date and, from and after the Closing Date, no Beverage Company shall be obligated to make any payment pursuant to any such agreement or arrangement for any past or future period.

                                   ARTICLE IX

                                   TERMINATION

                  9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (a)       by written agreement of CS and Parent;

                           (b)       by either CS or Parent by giving written
notice of such termination to the other (i) if the Closing shall not have occurred on or prior to February 28, 2001; (PROVIDED, HOWEVER, that if a second request is necessary under the HSR Act such date shall be extended to April 30,
2001); PROVIDED, HOWEVER, that no party whose breach hereof has been the cause of the failure to close may terminate this Agreement under this Section 9.1(b),
(ii) if any United States federal or state court of competent jurisdiction shall have issued an order, injunction or other decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting or making illegal the consummation of the Merger pursuant to the terms of this Agreement and such order, injunction, decree or ruling or other action shall have become final and nonappealable; and

                           (c)       by Parent in accordance with Section
5.12(b) upon payment to CS of the Termination Fee.

                  9.2 EFFECT OF TERMINATION. In the event of termination by Parent or CS pursuant to Section 9.1, written notice thereof shall promptly be given to the other parties and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated and become void and have no effect, without further action by the other party, other than the provisions of the last sentence of Section 5.2 and Article XI. Nothing in this
Section 9.2 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

                  9.3 TERMINATION FEE. Upon termination by Parent of this Agreement pursuant to Section 9.1(c), Parent shall pay CS an amount (the "TERMINATION FEE") in cash equal to $45 million.

                                    ARTICLE X

                                 NONCOMPETITION

                  10.1 NONCOMPETITION PERIOD. Parent and Merging Companies will, and will cause their respective Subsidiaries for a period of three (3) years from the Closing, to, refrain from, either alone or in conjunction with any other Person, or directly or indirectly:

                           (i)       soliciting for employment any Person who at
that time or within the preceding 45 days is an employee of any Beverage Company; PROVIDED, HOWEVER, that nothing in this Article X shall prohibit Parent, Merging Companies or their Subsidiaries (the "RESTRICTED PARTIES") from discussions or negotiations with any such Person who (i) initiated such discussions with any Restricted Party, or (ii) responded to a general solicitation or advertisement regarding employment by a Restricted Party that is directed to the general public and not solely to such Person;

                           (ii)      causing or attempting to cause any client,
customer or supplier of any Beverage Company to terminate or reduce its business with such Beverage Company; or

                           (iii)     engaging in the manufacture, distribution
and sale of premium beverages or the manufacture of soft drink concentrates (a "COMPETING BUSINESS") anywhere within the world; PROVIDED HOWEVER, that nothing contained in this Section 10.1 shall prohibit or otherwise restrict a Restricted Party from:

                                     (x)       acquiring, investing in, owning
         or otherwise having an interest in securities of any Person that engages in a Competing Business if either (x) the Restricted Parties do not, in the aggregate, own more than five percent of any class of equity securities of such Person that are registered under the Exchange Act or (y) if such Person does not have a class of equity securities that are registered under the Exchange Act, the Restricted Parties do not, in the aggregate, own more than five percent of any class of equity securities of such Person;

                                     (y)       acquiring, investing in,
         controlling, owning or otherwise having an interest in a business as long as not more than 10% of such business's sales and profits are derived from operations which are a Competing Business.

                  10.2 MODIFICATION OF NONCOMPETITION COVENANT. The parties hereto recognize that the laws and public policies of the various States of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Article X. It is the intention of the parties that the provisions of this Article X be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Article X shall not render unenforceable, or impair, the remainder of the provisions of this Article
X. Accordingly, if at the time of enforcement of any provision of this Article X, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by law.

                  10.3 EQUITABLE REMEDY. The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Article X would be inadequate, and Parent and Merging Companies hereby consent to the granting by any court of competent jurisdiction of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  11.1 EXTENSION; WAIVER. The parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

No waiver of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                  11.2 AMENDMENT. This Agreement may be amended, modified or supplemented only by written agreement of CS, Merger Subs, Parent and Merging Companies at any time prior to the Closing Date with respect to any of the terms contained herein.

                  11.3 EXPENSES. Each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts and shall pay all other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby; PROVIDED, HOWEVER, that the fees and expenses of Merging Companies and the other Beverage Companies in connection with the negotiation and consummation of this Agreement shall be paid by Parent.

                  11.4 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law principles, including all matters of construction, validity and performance.

                  11.5 NOTICES. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

                           If to Parent or, prior to the Closing, any Merging
Company, to:

                           Triarc Companies, Inc.
                           280 Park Avenue
                           New York, NY 10017
                           Attention:     Brian L. Schorr, Esq.
                           Facsimile:     (212) 451-3216

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Attention:     Neale M. Albert, Esq.
                                          Paul D. Ginsberg, Esq.
                            Facsimile: (212) 757-3990

                           and

                           If to CS or any Merger Sub, to:


                           Cadbury Schweppes plc
                           25 Berkeley Square
                           London, England W1X 6HT
                           Attention:     Company Secretary
                           Facsimile:     (011) 44 207 830 5221

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178
                           Attention:     Steven A. Navarro, Esq.
                           Facsimile:     (212) 309-6273

Such names and addresses may be changed by notice given in accordance  with this
Section 11.5.

                  11.6 ENTIRE AGREEMENT. This Agreement, together with all schedules, exhibits, annexes, certificates, instruments and agreements delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the transactions contemplated by this Agreement other than those set forth herein or made hereunder.

                  11.7 DISCLOSURE SCHEDULE. The Disclosure Schedule is incorporated into this Agreement by reference and made a part hereof.

                  11.8 HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles," "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

                  11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                  11.10 PARTIES IN INTEREST; ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; PROVIDED (i) that the rights, interests and obligations of RCAC hereunder may be assigned to New LLC in connection with a merger of RCAC with and into New LLC and (ii) CS may assign any or all of its rights, interests and obligations hereunder (including, without limitation, its rights under Article
II) to any Subsidiary of CS organized in the United States. Subject to the preceding sentence and Section 11.11, this Agreement shall inure to the benefit of and be binding upon Parent, Merging Companies and CS and shall inure to the sole benefit of Parent, Merging Companies and CS and their respective successors and permitted assigns. No assignment shall release the assignor from its obligations under this Agreement, unless otherwise agreed to in writing by all parties hereto.

                  11.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement, other than Persons expressly entitled to indemnification under Section 5.10(d) and Article VII hereof.

                  11.12 SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                  11.13 CONSENT TO JURISDICTION. Each party hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any Federal Court sitting in New York County of the State of New York in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment rendered in any such suit, action or proceeding, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court, including any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iii) waives all rights to a trial by jury in any such suit, action or proceeding. Any and all service of process and any other notice and any such action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided herein. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                                     CADBURY SCHWEPPES PLC


                                                     By:/s/ Henry A. Udow

                                                        ------------------------
                                                        Name:  Henry A. Udow
                                                        Title: Director, Merger
                                                                & Acquisitions

                                                    SNAPPLE BEVERAGE GROUP, INC.

                                                    By: /s/ Nelson Peltz,
                                                            Peter W. May

                                                        ------------------------
                                                        Name: Nelson Peltz,
                                                              Peter W. May
                                                        Title: Chairman, Vice
                                                                Chairman

                                                     ROYAL CROWN COMPANY, INC.

                                                     By: /s/ Nelson Peltz,
                                                             Peter W. May

                                                         -----------------------
                                                         Name: Nelson Peltz,
                                                               Peter W. May
                                                         Title:Chairman, Vice
                                                                Chairman

                                                     TRIARC COMPANIES, INC.

                                                     By: /s/ Nelson Peltz,
                                                             Peter W. May

                                                        -----------------------
                                                         Name:Nelson Peltz,
                                                              Peter W. May
                                                         Title: Chairman & CEO,
                                                                President & COO


                                                     CSN ACQUISITION INC.

                                                     By: /s/ Henry A. Udow

                                                        -----------------------
                                                         Name: Henry A. Udow
                                                         Title: President



                                                     CRC ACQUISITION INC.

                                                     By: /s/ Henry A. Udow

                                                        -----------------------
                                                         Name: Henry A. Udow
                                                         Title: President




                                                                EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                $----------------------------------, 2000

SECTION 1.  GENERAL.

                  FOR VALUE RECEIVED, TRIARC COMPANIES, INC. (the "BORROWER") hereby unconditionally promises to pay to [CS Entity] (the "LENDER"), the principal sum of U.S. $[_________] (U.S. ____________Dollars) together with interest on the unpaid principal amount from time to time outstanding until such amount is repaid in full. The principal amount of and the interest on this Note shall be due and payable at such time and in such amounts as is set forth herein.

                  This promissory note (this "NOTE") is being entered into pursuant to the Agreement and Plan of Merger, dated as of September 15, 2000, by and among Lender, Borrower, CSN Acquisition Inc., CRC Acquisition Inc., Snapple Beverage Group, Inc. and Royal Crown Company, Inc. as the same may be amended, modified or supplemented from time to time (the "MERGER AGREEMENT"), and is subject in all respects to the provisions of the Merger Agreement. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

SECTION 2.  PAYMENT TERMS.

                  2.1 INTEREST. Interest on this Note shall accrue on the outstanding principal amount from time to time outstanding, from, but excluding, the date hereof to, but excluding, the date such amount is repaid in full at the prime rate of interest as appearing in The Wall Street Journal on the date of this Note. From the date hereof until the date this Note is paid in full, the interest on this Note shall be payable quarterly in arrears commencing three months after the date hereof and continuing until such time as the entire principal amount, and all accrued and unpaid interest thereon, shall have been paid in full.

                  2.2 MATURITY; METHOD OF PAYMENT. The principal amount of this Note, together with interest accrued and unpaid thereon, shall be paid in immediately available funds to the Lender on the date of this Note to the account(s) designated in writing by the Lender to the Borrower.

SECTION 3. USE OF PROCEEDS. The proceeds of the loan represented by this Note shall be used as provided in the Merger Agreement.

SECTION 4.  DEFAULT.

                  3.1 Any of the following events shall constitute an event of default hereunder:

                  (a)the Borrower shall not repay the principal amount due when due at its stated maturity; or

                  (b) the Borrower shall default in the payment of interest when due, and such default shall continue for a period of ten (10) days; or

                  (c) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or

                  (d) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Borrower under the Federal bankruptcy laws as now or hereafter in effect.

If an event of default shall occur and be continuing, upon notice from the Lender to the Borrower (except that in the case of an event of default described in clause (c) or (d), this Note shall be deemed to have been declared to be in default without any notice or other action by the Lender), and the then-outstanding principal amount hereof shall be immediately due and payable.

SECTION 5. PAYMENTS. All payments and prepayments of principal of and interest on this Note shall be made in lawful money of the United States of America.

SECTION 6. NOTICE. Any notices or other communications required or permitted hereunder shall be made in the manner set forth in the Merger Agreement.

SECTION 7.  GOVERNING LAW.

                  This Note is made and delivered in and shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to agreements made and to be wholly performed in such state, without regard to the principles of conflicts of law thereof, and any suit hereunder may be brought in, and the parties agree to the jurisdiction of, any federal or state court in the State of New York.


                  IN WITNESS WHEREOF, this Note has been executed as of _____________ __, 2000.

                                            TRIARC COMPANIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                                                EXHIBIT B

                            FORM OF CUSTODY AGREEMENT

                  CUSTODY AGREEMENT, dated as of____________ 2000, among [CS ENTITY], a [Delaware] corporation ("CS"), TRIARC COMPANIES, lNC., a Delaware corporation ("Parent"), and American Stock Transfer & Trust Company, as custodian (the "CUSTODIAN").

                  WHEREAS, Parent, Cadbury Schweppes plc ("CS_Parent"), CSN Acquisition Inc., CRC Acquisition Inc., Snapple Beverage Group, Inc. And Royal Crown Company, Inc., have entered into an Agreement and Plan of Merger dated as of September 15, 2000 (such agreement as it may be amended, supplemented or otherwise modified from time to time, the "MERGER AGREEMENT")

                  WHEREAS, pursuant to the Merger Agreement, CS Parent has agreed to take all actions as shall be necessary to assume all of the obligations of Parent under the Indenture, dated as of February 9, 1998, among Parent and the Bank of New York, as trustee (such agreement as it may be amended, supplemented or otherwise modified from time to time, the "PARENT INDENTURE"), and under the Zero Coupon Convertible Subordinated Debentures due 2018 that were issued pursuant to the Parent Indenture (the "2018 DEBENTURES")

                  WHEREAS, in accordance with the ISuiwlemental IndentureJ, CS has agreed to assume all of the Parent's obligations under the Parent Indenture and the 2018 Debentures;

                  WHEREAS, the Parent Indenture and the 2018 Debentures provide that the 2018 Debentures are convertible into shares of the Parent's Common Stock, all as provided in the Parent Indenture and the 2018 Debentures;

                  WHEREAS, as an inducement for CS to undertake the obligations contemplated by Section 5.11 of the Merger Agreement and to enter into the Supplemental Indenture and to enable CS to comply with the conversion provisions of the Parent Indenture and the 2018 Debentures, Parent has agreed to enter into this Agreement and to deposit the Convertible Shares (as defined below) with the Custodian;

                  WHEREAS, the parties hereto desire the Custodian to receive, hold and transfer the Convertible Shares in accordance with the terms, conditions and provisions of this Agreement, and the Custodian is willing to do so;

                  WHEREAS, it is the intention of the parties that the Convertible Shares and the Substitute Securities, if any, not be considered outstanding for any purpose until the shares are delivered to a Converting Holder (as defined below) as provided herein; and

----------

    The U.S. entity which will assume the 2018 Debentures and the parent Indenture.



                  WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                  1. DELIVERY OF CONVERTIBLE SHARES. Concurrent with the execution of this Agreement, the Custodian will segregate and hold for the benefit of the holders of the 2018 Debentures a certificate (the "ORIGINAL CERTIFICATE") representing 3,407,400 treasury shares (the "CONVERTIBLE SHARES") of the Parent's Class A Common Stock, par value $.l0 per share ("COMMON STOCK").

Parent represents and warrants to CS and the Custodian that the Convertible Shares are duly authorized and that, upon delivery by the Converting Holder of the related 2018 Debentures being converted and payment with respect thereto in accordance with this Agreement, the Convertible Shares delivered to such Converting Holder will be validly issued and outstanding, fully paid and nonassessable and shall be free from all pre-emptive rights and free of all liens or other adverse rights other than those created by the Purchaser or a Converting Holder.

                  2. DUTIES OF THE CUSTODIAN. The Custodian is hereby authorized and directed (a) to hold in custody the Original Certificate and the Replacement Certificate (as defined below), (b) from time to time in accordance with Section 3 of this agreement and provided CS has complied with Section 4 hereof, in its capacity as the Parent's transfer agent to issue (i) a stock certificate or certificates to a Converting Holder representing the Convertible Shares being acquired by such Converting Holder upon conversion of those of its 2018 Debentures properly surrendered for conversion and (ii) a new certificate (the "REPLACEMENT CERTIFICATE") representing the aggregate remaining Convertible Shares not then being converted by Converting Holders and (c) in accordance with
Section 7 of this Agreement, on the next business day after the Termination Date (as defined below), to return to the Parent the Original Certificate or Replacement Certificate then held by the Custodian representing the Convertible Shares that have not been issued to holders of the 2018 Debentures on or prior to the Termination Date.

                  3. CONVERSION. (a) If, in accordance with the terms of the Parent Indenture and the 2018 Debentures, any holder of the 2018 Debentures (a "CONVERTING HOLDER") exercises its right to convert one or more of such Converting Holder's 2018 Debentures for Common Stock, CS shall deliver to Custodian and Parent a copy of the conversion notice (in the form attached to the Supplemental Indenture) executed by the Converting Holder, a copy of the 2018 Debenture (marked "Copy") tendered for conversion and, if applicable, evidence that the Converting Holder has complied with clauses (3) and (4) of the third paragraph of Section 9 of the 2018 Debenture. Unless a Blackout (as defined below) is then in effect, within two business days after receipt of such notice, Custodian, in its capacity as Parent's transfer agent, shall, subject to compliance by CS with the terms of Section 4 hereof: (a) issue and deliver to the Converting Holder a certificate representing the number of whole shares of Common Stock into which the Converting Holder has requested the surrendered 2018 Debentures be converted under the terms of the Parent Indenture and the 2018 Debentures and a check in the amount required to pay for any fractional shares; and (b) cancel the Original Certificate or the then-current Replacement Certificate and prepare and hold a Replacement Certificate for the number of Convertible Shares remaining after giving effect to such conversion. Upon the issuance of the Common Stock to the Converting Holder, CS, the Parent and the Custodian shall take all action necessary to cause the 2018 Debentures or portion thereof that were surrendered by such Converting Holder to be cancelled.

                  4. DELIVERY OF FUNDS BY CS. As a condition to the release to a Converting Holder of any certificate representing Convertible Shares, CS shall concurrently therewith deliver to Custodian immediately available funds equal to the accreted value, through the date of conversion, of all 2018 Debentures being then converted (the "ACCRETED VALUE"). Upon receipt of such funds and such other documents as are required pursuant to Section 3 above, Custodian is authorized to deliver the Convertible Shares to the Converting Holder (plus such funds as may be necessary to pay for any fractional shares), and shall immediately deliver the Accreted Value (less any funds necessary to pay the Converting Holders for any fractional shares) to Parent.

                  5. SHELF REGISTRATION; BLACKOUTS.

                  (a) Pursuant to the Registration Rights Agreement, dated _____, 2000, between Parent and CS (the "Registration Rights Agreement"), Parent agreed to prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder, registering the delivery from time to time on behalf of CS Entity of Convertible Shares to Converting Holders upon conversion of 2018 Debentures.

                  (b) If Parent shall deliver to CS and the Custodian a certificate in writing executed by an officer thereof that the use of the Prospectus included in the Registration Statement (each such term as defined in the Registration Rights Agreement) covering the delivery of Convertible Shares to Converting Holders upon conversion of 2018 Debentures has been suspended, upon receipt of such certificate, the Custodian may not deliver any Convertible Shares to Converting Holders pursuant to this Agreement until the Custodian is advised in writing by Parent that use of the Prospectus may be resumed (a "Blackout"). Parent has agreed with CS Entity that it will not be entitled to exercise its right to effect a Blackout except as follows: Parent may effect a Blackout for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 90 days in any 12-month period. Parent is not permitted to extend a Blackout beyond such 30-day period.

                  6. CONVERSION RATE.

                  (a) At the Closing Date (as defined in the Merger Agreement), the Convertible Shares do and shall represent the maximum number of shares of Common Stock into which the 2018 Debentures are convertible based on a conversion rate of 9.465 shares of Common Stock per $1,000 aggregate principal amount of the 2018 Debentures at maturity (the "CONVERSION RATE"). The Conversion Rate is the rate that is currently in effect and shall be in effect on the Closing Date with respect to the conversion of the 2018 Debentures into shares of Class A Common Stock.

                  (b) In the event that Parent shall, directly or indirectly, take any action (an "Adjustment Event") which results in or necessitates an adjustment to the Conversion Rate and/or the required issuance, upon conversion of the aggregate principal amount of the 2018 Debentures at maturity or otherwise, of shares of Common Stock exceeding the number of shares of Common Stock represented by the Convertible Shares including, without limitation, any of the actions described in Sections 11.06, 11.07, 11.08 and
11.12 of the Parent Indenture, then, no later than five (5) business days after the Adjustment Event, Parent shall deliver to the Custodian such number of additional shares of Common Stock, determined pursuant to the applicable provisions of the Parent Indenture, as is necessary to reflect the Adjustment Event. If as a result of an Adjustment Event or otherwise the Custodian has deposited with it more Convertible Shares than are necessary to allow for the full conversion of the then outstanding 2018 Debentures ("EXCESS SHARES"), Parent may deliver a certificate executed by an officer thereof to CS and the Custodian and upon receipt the Custodian shall promptly surrender to Parent a certificate representing the number of Excess Shares.

                  (c) In the event that Parent (i) effects any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value), (ii) enters into any consolidation, merger or business combination with another corporation or entity or similar transaction as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for their Common Stock ("SUBSTITUTE SECURITIES") or (iii) effects any sale or conveyance of any properties or assets to any other corporation or entity as a result of which holders of Common Stock shall be entitled to receive Substitute Securities with respect to or in exchange for their Common Stock, then Parent shall deliver to Custodian and CS a notice of such event, a certificate setting forth the Substitute Securities into which 2018 Debentures may be converted and such number of Substitute Securities as are necessary so that each 2018 Debenture holder shall be entitled to receive, upon any future conversion of the 2018 Debentures held by such holder, the kind and amount of Substitute Securities that a holder of the number of Convertible Shares issuable upon conversion of each holder's 2018 Debentures immediately prior to such transaction would have received had each holder converted its 2018 Debentures immediately prior to the transaction. Upon delivery to the Custodian of such Substitute Securities, Custodian shall return to Parent all Convertible Shares no longer required for delivery to Converting Holders.

                  7. TERMINATION DATE. For the purposes of this Agreement, the "TERMINATION DATE" shall mean the earlier of (i) the first date upon which no 2018 Debentures remain outstanding and (ii) February 9, 2003. On the next business day after the Termination Date, the Custodian shall surrender to Parent the Original Certificate or the Replacement Certificate, as applicable, representing all of the shares of Common Stock held by the Custodian pursuant to this Agreement that were not transferred to or on behalf of the holders of 2018 Debentures in connection with the conversion of such Debentures.

                  8. TREASURY SHARES. The Convertible Shares and the Substitute Securities, if any, until delivered to Converting Holders pursuant to the terms of the Parent Indenture and this Agreement, shall continue to be treasury shares of the Parent and shall not be or deemed to be outstanding for any purpose including, without limitation, with respect to any vote to be taken by the holders of the Common Stock, the payment of dividends, if any, by Parent or any rights upon dissolution, winding up or liquidation of Parent. Neither the Custodian nor CS shall have any rights with respect to Convertible Shares or Substitute Securities including the right to vote such shares, the right to receive dividends with respect to such shares or the right to receive any distributions upon dissolution, winding up or liquidation.

                  9. THE CUSTODIAN.

                  (a)  The  Custodian   shall  have  no  duties  or  obligations
hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement. In connection with its duties hereunder, the Custodian shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties; and the Custodian shall not be liable for anything it may do or refrain from doing in connection with its duties hereunder, except for such liabilities as may result from its own gross negligence or willful misconduct. The Custodian shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Custodian's gross negligence or willful misconduct was the primary cause of loss to another party hereto. In the administration of its duties under this Agreement, the Custodian may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Custodian shall not be liable for the performance of agents selected by it with reasonable care or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

                  (b) In the event the Custodian shall be uncertain as to its duties or rights under this Agreement or shall receive any instruction, claim or demand which, in the opinion of the Custodian, is in conflict with the provisions of this Agreement (any of the foregoing, a "CUSTODIAN DISPUTE"), the Custodian shall be entitled to refrain from taking any action with respect to such Custodian Dispute until it shall be directed otherwise by a final and nonappealable order of a court of competent jurisdiction or by an instrument signed by Parent and CS. In the event of any Custodian Dispute, the Custodian Agent shall be entitled to petition a court of competent jurisdiction in Delaware or New York to resolve such Custodian Dispute, and Parent and CS hereby consent to the jurisdiction of any such court with respect to any such Custodian Dispute.

                  (c) Parent and CS, jointly and severally, agree to pay to the Custodian the fees set forth in the letter agreement dated September ___ 2000 and to reimburse the Custodian for all reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees and disbursements, incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement. The parties cannot request or require that the Custodian perform any duties outside the scope of this Agreement. As between themselves, Parent and CS shall each be liable for 50% of all fees and expenses to be paid or reimbursed to Custodian hereunder. In the event that either party fails to pay any amount due to Custodian hereunder, the other party shall be entitled to pay such amount on behalf of the defaulting party and the defaulting party shall be obligated promptly to reimburse the other party for any amounts so paid.

                  (d) The Custodian may resign at any time by giving at least 30 days' prior written notice to Parent and CS, which resignation shall become effective only upon the acceptance of appointment by a successor Custodian as hereinafter provided. The resigning Custodian may appoint a successor Custodian, reasonably acceptable to Parent and CS, or Parent may appoint a successor Custodian reasonably acceptable to CS (it being agreed that any independent third party transfer agent for the Common Stock shall be acceptable to CS). If a successor Custodian shall not have been appointed within 20 days after such notice of resignation, Parent or CS may apply to any court of competent jurisdiction to appoint a successor Custodian. Any successor Custodian, however appointed, shall execute and deliver to the predecessor Custodian an instrument accepting such appointment, and thereupon such successor Custodian shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Custodian hereunder with the same effect as if originally named the Custodian herein.

                  10. FURTHER ACTIONS. From and after the date hereof, each of the parties hereto shall execute and deliver such documents and shall take such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transaction contemplated hereby.

                  11. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile) and shall be deemed to have been duly given only if delivered by a nationally recognized overnight courier or delivered by hand against written receipt, or sent by facsimile, addressed as follows:

                  (a) if to Parent, to (or such other address as it shall have furnished to the other parties in writing):

                            Triarc Companies, Inc.
                            280 Park Avenue
                            New York, NY, 10017
                            Fax: 212-451-3216
                            Attn.: Brian L. Schorr, Esq.

                            with a copy to:

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, NY 10019
                            Fax: 212-757-3990
                            Attn: Neale M. Albert, Esq. Paul D.
                                 Ginsberg, Esq.


                  (b) if to CS, to (or such other address as it shall have furnished to the other parties in writing):

                  Cadbury Schweppes plc
                  25 Berkeley Square
                  London, England
                  Fax: (011) 44-207-830-522 1
                  Attn.:Company Secretary

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, NY 10178
                  Fax: 212-309-6636
                  Attn.:Charles E. Engros, Esq.

                  (c) if to Custodian, to (or such other address as it shall have furnished to the other parties in writing):

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY 10005
                  Fax: 718-236-4588
                  Attn.:George Karfunkel

      Each such notice, request or other communication shall be effective upon receipt in the manner and at the address specified in this Section 11.

      12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, executors, administrators and permitted assigns. Neither the Parent or CS nor (except as otherwise provided in Section 9(d)) the Custodian may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent and CS.

      13.  AMENDMENTS; NO WAIVERS.

           (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CS, Parent and the Custodian or, in the case of a waiver, by the parties against whom the waiver is to be effective.

           (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  14. DESCRIPTIVE HEADINGS. The descriptive headings of the Sections and subsections of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof Unless the context otherwise requires, all references in this Agreement to Sections and subsections are references to Sections and subsections of this Agreement.

                  15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to agreements made and to be performed entirely within such State.

                  16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party.

                  17. ENTIRE AGREEMENT. This Agreement sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter.

                  18. INDEMNIFICATION. Parent and CS agree to jointly and severally indemnify, defend and hold harmless the Custodian from all loss, liability or expenses (including the reasonable fees and expenses of in-house or outside counsel) arising out of or in connection with (a) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Custodian, or (b) its following any instructions or other directions from the Parent. Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Custodian or the termination of this Agreement.

                  19. SUCCESSOR CORPORATIONS. Any corporation into which the Custodian in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Custodian in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Custodian in its individual capacity may be transferred, shall be the Custodian under this Agreement without further act.

                  20. FORCE MAJEURE. In the event that the Custodian is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control or other cause reasonably beyond its control, the Custodian shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. In such event, performance by the Custodian under this Agreement shall resume when the Custodian is able to perform substantially its duties.


           IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

                                  TRIARC COMPANIES, INC.


                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:

                                  [CS ENTITY]


                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:

                                  AMERICAN STOCK TRANSFER & TRUST
                                     COMPANY

                                  By:
                                     ----------------------------------
                                      Name:
                                      Title:



                                                                EXHIBIT C

                           FORM OF INDEMNITY AGREEMENT

                  INDEMNITY AGREEMENT, dated as of ________, 2000 (this "AGREEMENT"), by and between CADBURY SCHWEPPES PLC, an English public limited company ("CS"), and TRIARC COMPANIES, INC., a Delaware corporation (the "PARENT"),

                  Pursuant to an Agreement and Plan of Merger, dated as of September 15, 2000, among CS, CSN Acquisition Inc., CRC Acquisition Inc., Snapple Beverage Group, Inc., Royal Crown Company, Inc. and Parent (including any amendments thereto, the "MERGER AGREEMENT"), CS has agreed to assume all of the Merging Companies' and TCPG's obligations under the 10-1/4% Indenture, including, without limitation, all obligations with respect to the 10-1/4% Notes and to assume all of the Parent's obligations under the Parent Indenture, including, without limitation, all obligations with respect to the 2018 Debentures (collectively, the "ASSUMED DEBT");

                  Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Merger Agreement;

                  It is a condition to the obligations of Parent and the Merging Companies to consummate the transactions contemplated by the Merger Agreement that CS execute and deliver this Agreement.

                  Accordingly, the parties agree as follows:

         1.       INDEMNIFICATION BY CS.

                  1.1. CS'S INDEMNIFICATION OBLIGATIONS. CS shall be liable to and indemnify, defend and hold harmless Parent and its directors, officers, employees, subsidiaries (including, without limitation, New LLC), affiliates, successors and assigns (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, charges, actions, suits, proceeding, deficiencies, taxes, interest, penalties, liabilities, payments of any nature and costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (each a "LOSS" and collectively the "LOSSES") based upon, arising out of or otherwise in respect of the Assumed Debt, except to the extent CS or its affiliates are entitled to indemnification under Section 5.11.11, 5.12.7 or 7.3 of the Merger Agreement.

         2.       THIRD PARTY CLAIMS.

                  2.1. NOTICE OF ASSERTED LIABILITY. Promptly after receipt by an Indemnified Party of notice of any demand, claim or circumstances by a third party which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, audit, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss in respect of which indemnification may be sought from CS under this Agreement such Indemnified Party shall give written notice thereof (the "INDEMNIFICATION NOTICE") to CS. The Indemnification Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent it is feasible) of the Loss that has been or may be suffered by such Indemnified Party. The failure to give the Indemnification Notice promptly shall not bar indemnification hereunder except and only to the extent such failure materially prejudiced the party against whom indemnification is sought.

                  2.2. OPPORTUNITY TO DEFEND. CS shall be entitled to assume the defense of any Asserted Liability for which it has an obligation to indemnify an Indemnified Party pursuant to Section 1.1 hereof at its own expense, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the defendants include both an Indemnified Party and CS, if, in the reasonable opinion of counsel to such Indemnified Party, (i) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Persons that are different from or additional to those available to CS or (ii) a conflict or potential conflict exists between CS, on the one hand, and such Indemnified Party, on the other hand, that would make separate representation advisable, such Indemnified Party shall have the right to employ separate counsel reasonably satisfactory to CS at the expense of CS and to control its own defense of such action, claim or proceeding; PROVIDED, HOWEVER, that CS shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties in any one legal action or group of related legal actions. If CS does not assume the defense of any Asserted Liability within thirty (30) days (or less if the nature of the Asserted Liability requires its receipt of the Indemnification Notice), the Indemnified Party shall control the investigation, defense and settlement thereof at the reasonable cost of CS, and CS shall make or cause to be made available to the Indemnified Party any books, records or other documents within its control that are reasonably requested by the Indemnified Party for such defense. CS shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld or delayed.

                  2.3. AUTHORITY OF CS. In the event an Indemnification Notice is delivered to CS in respect of an Asserted Claim, and CS assumes the defense thereof, CS shall have the discretion to make all decisions and determinations permitted or required to be made by CS under Section 2.2 above with respect to such Asserted Claim, and Parent shall make or cause to be made available to CS any books, records or other documents within its control that are reasonably requested by CS for such defense. CS agrees that it will not, without the prior written consent of the Indemnified Party, which shall not be unreasonable withheld or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding unless such settlement, compromise or consent includes a full and unconditional release of all Indemnified Parties from all liability arising or that may arise out of such claim, action or proceeding.

         3. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Any legal action, suit or proceeding arising out of or relating to this agreement shall be instituted in the United States District Court for the Southern District of New York, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of any such Court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Indemnification Agreement or the subject matter hereof may not be enforced in or by any such Court. Each party irrevocably submits to the jurisdiction of any such Court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the rights of any party to serve process in any manner permitted by law.

         4.       MISCELLANEOUS.

                  4.1. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been delivered when delivered by hand or sent by telecopier (with receipt confirmed), or if delivered by courier shall be deemed given on the close of business on the second Business Day following the day when deposited with an overnight courier or the close of business on the fifth (5th) Business Day when deposited in the United States mail, postage prepaid, certified or registered addressed to the party at the address set forth below, with copies sent to the persons indicated:

                           (a)      if to the Sellers, to:

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, NY, 10017
                                    Fax: 212-451-3216
                                    Attn.: Brian L. Schorr, Esq.

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019
                                    Fax: 212-757-3990
                                    Attn: Neale M. Albert, Esq.
                                          Paul D. Ginsberg, Esq.

                                    if to CS, to (or such other address as it shall have furnished to the other parties in writing):

                                    Cadbury Schweppes plc
                                    25 Berkeley Square
                                    Fax: (011) 44-207-830-5221
                                    Attn: Company Secretary
                                    with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY 10178
                                    Fax: 212-309-6636
                                    Attn.: Charles E. Engros, Esq.


                  4.2. ENTIRE AGREEMENT. This Agreement is entered into and delivered pursuant to the Merger Agreement and as such contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto (other than the Merger Agreement). In the event of any conflict or inconsistency between the terms of this Agreement and the provisions of the Merger Agreement, the parties agree that the provisions of this Agreement shall prevail.

                  4.3. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by CS and Parent, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  4.4. GOVERNING LAW. This Indemnification Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  4.5. ASSIGNMENT. CS may not assign any of its rights, interests or obligations under this Agreement without the prior written consent of Parent, which may be given or withheld in its sole discretion. This Indemnification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  4.6. FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contem plated hereby.

                  4.7. COUNTERPARTS. This Indemnification Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  4.8. HEADINGS.  The headings in this Indemnification
Agreement are for reference only and shall not affect the interpretation of this Indemnification Agreement.

                  IN  WITNESS   WHEREOF,   the  parties   have   executed   this
Indemnification Agreement as of the date first above written.

                                            CADBURY SCHWEPPES PLC


                                            By:
                                              ---------------------------------
                                                 Name:
                                                 Title:


                                            TRIARC COMPANIES INC.


                                            By:
                                              ---------------------------------
                                                Name:
                                                Title:



                                                                EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of _________, 2000, by and among TRIARC COMPANIES, INC., a Delaware corporation (the "Company"), and [CS ENTITY], a __________ corporation (the "Purchaser"), pursuant to the Agreement and Plan of Merger, dated as of September 15, 2000 (the "Merger Agreement"), by and among Cadbury Schweppes plc, an English public limited company ("CS"), CSN Acquisition Inc., a Delaware corporation, CRC Acquisition Inc., a Delaware corporation, Snapple Beverage Group, Inc., a Delaware corporation, and Royal Crown Companies, Inc., a Delaware corporation. In order to induce CS to enter into the Merger Agreement and the Purchaser to assume Parent's obligations under the Indenture (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Merger Agreement.

                  The Company agrees with the Purchaser, as follows:

                  1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  AFFILIATE: "Affiliate" means, with respect to any specified person, (i) any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or
(ii) any executive officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise and the term "executive officer" has the meaning specified in Rule 3b-7 under the Exchange Act.

                  BLACKOUT: See Section 2(d).

                  BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  COMMON STOCK: The shares of Class A Common Stock, $.10 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Debentures.

                  COMPANY:  See the first paragraph of this Agreement.

                  CUSTODIAN: The Custodian under the Custody Agreement.

                  CUSTODY AGREEMENT: The Custody Agreement to be dated as of the Closing Date, among the Purchaser, T Parent and American Stock Transfer & Trust Company, as amended or supplemented from time to time in accordance with the terms thereof.

                  DEBENTURES: The Zero Coupon Convertible Subordinated Debentures Due 2018 of the Company issued and sold pursuant to the Placement Agreement and the Indenture.

                  EFFECTIVENESS PERIOD: The period commencing with the date hereof and ending on the earlier of February 10, 2003 and the date on which no Debentures are outstanding.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  FILING DATE:  See Section 2(a) hereof.

                  HOLDER(S):  The holders from time to time of the Debentures.

                  INDENTURE: The Indenture, dated as of February 9, 1998 between the Company and The Bank of New York, as Trustee, pursuant to which the Debentures were issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  INITIAL SHELF REGISTRATION:  See Section 2(a) hereof.

                  LOSSES:  See Section 6 hereof.

                  PLACEMENT AGREEMENT: The Placement Agreement, dated as of February 4, 1998, between the Company and Morgan Stanley & Co. Incorporated, as amended or supplemented from time to time.

                  PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  PURCHASER: See first paragraph of this Agreement.

                  REGISTRABLE SECURITIES: The shares of Common Stock of the Company into which the Debentures are convertible or converted, whether or not such Debentures have been converted, and which are to be delivered by the Company on behalf of the Purchaser pursuant to the terms of the Indenture, the Debentures and the Custody Agreement in order to enable Purchaser to satisfy its obligation under the Indenture to deliver Common Stock to Holders who have requested conversion of Debentures, until the earlier of February 9, 2003 or the date on which no Debentures are outstanding.

                  REGISTRATION STATEMENT: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  SEC:  The Securities and Exchange Commission.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  SHELF REGISTRATION:  See Section 2(a) hereof.

                  SUBSEQUENT SHELF REGISTRATION:  See Section 2(b) hereof.

                  TRUSTEE:  The Trustee under the Indenture.

                  2.       SHELF REGISTRATION.

                           (a)      SHELF REGISTRATION.  The Company shall
prepare and file with the SEC, as soon as practicable but in any event no later than the Closing Date (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the sale and delivery from time to time by the Company (or by the Purchaser if it is deemed a selling stockholder) of the Registrable Securities to Holders who have requested conversion of Debentures pursuant to the terms of the Indenture (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for sale or resale as contemplated herein. The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable but in any event no later than the Closing Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration, as defined below, covering all of the Registrable Securities has been declared effective under the Securities Act.

                           (b)      If the Initial Shelf Registration or any
Subsequent Shelf Registration, as defined below, ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

                           (c)      The Company shall supplement and amend the
Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act.

                                             (d)      The Purchaser agrees that
Registrable Securities may be delivered by the Company (or by the Purchaser, if it is deemed a selling stockholder) pursuant to a Shelf Registration and related Prospectus only as necessary to satisfy its obligation under the Indenture to deliver Common Stock to Holders who have requested conversion of Debentures, and may do so only in accordance with this Section 2(d) and the terms of the Custody Agreement. In the event (A) of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the judgment of the Company, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes that public disclosure would not be in the best interests of the Company, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Purchaser and the Custodian that the use of the Prospectus has been suspended and, upon receipt of such certificate, the Purchaser will not deliver any Registrable Securities upon conversion of Debentures until the Purchaser's and Custodian's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(c) hereof, or until it (and the Custodian) is advised in writing by the Company that the Prospectus may be used and the Purchaser has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (a "Blackout"). The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to in Section 2(d)(B) hereof, as soon as the earlier of (x) public disclosure of such pending material corporate development or similar material event, (y) in the judgment of the Company, public disclosure of such material corporate development or similar material event would be in the best interests of the Company or (z) the original circumstances creating such pending material corporate development or similar material event cease to exist. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2(d) to effect a Blackout except as follows: the Company may effect a Blackout in accordance with this Section 2(d) for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 90 days in any 12-month period. In no event shall the Company be permitted to extend a Blackout beyond such 30-day or 90- day period.

                  3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities solely as necessary to enable the Purchaser to satisfy its obligation under the Indenture to deliver Common Stock to Holders in connection with the conversion of Debentures, and pursuant thereto the Company shall as expeditiously as possible (and with respect to clause (a), no later than the Closing Date):

                           (a)      Prepare and file with the SEC a Registration
Statement or Registration Statements on any appropriate form under the Securities Act available for the sale and delivery of the Registrable Securities upon conversion of the Debentures solely as necessary to enable the Purchaser to satisfy its obligation under the Indenture to deliver Common Stock to Holders in connection with the conversion of Debentures, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED that before filing any such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review of the Purchaser and its counsel, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Purchaser shall reasonably object in writing within two full Business Days.

                           (b)       Prepare and file with the SEC such
amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus upon conversion of the Debentures.

                           (c)       Notify the Purchaser and the Custodian,
promptly, and (if required by the Purchaser) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the suspension of the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the existence of any fact or happening of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                           (d)       Use its reasonable best efforts to obtain
the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption for qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                           (e)      If reasonably requested by the Purchaser (i)
promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Purchaser reasonably considers should be included therein as required by applicable law, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, that the Company shall not be required to take any actions under this Section (3)(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

                           (f)      Furnish to the Purchaser, without charge, at
least one conformed copy of the Registration Statement or Statements and any
amendment thereto, including   financial statements but excluding schedules,
all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                           (g)       Deliver to the Purchaser without charge, as
many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as the Purchaser may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by the Purchaser in connection with the delivery of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto to Holders as contemplated by this Agreement.

                            (h)       Cause the Registrable Securities covered
by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the Purchaser, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the Purchaser to consummate the delivery of Registrable Securities as contemplated by this Agreement.

                           (i)      During any period other than during a
Blackout, immediately upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or a Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file (subject to the proviso in
Section 3(a)) a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, use its reasonable efforts to cause it to become effective as soon as practicable.

                           (j)      Cause the Common Stock covered by the
Registration Statement to be listed on each securities exchange or quoted on each automated quotation system on which any of the Company's "Common Stock," as that term is defined in the Indenture, is then listed or quoted no later than the date the Registration is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) and to have such filings declared effective thereunder.

                           (k)      Cooperate and assist in any filings
required to be made with the New York Stock Exchange, Inc. (the "NYSE").

                           (l)     To register or qualify or cooperate with the
Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Purchaser reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                           (m)      Comply with all applicable rules and
regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 52- or 53-week period (or 90 days after the end of any 52- or 53-week period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 52- or 53-week periods.

                           (n)      Cooperate with the Purchaser to facilitate
the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Purchaser may request.

                  4. PURCHASER'S OBLIGATIONS. In the event Purchaser is deemed to be a selling stockholder under the Registration Statement, the Purchaser agrees that it shall not be entitled to deliver any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless the Purchaser has furnished the Company with such information regarding the Purchaser and the distribution of such Registrable Securities as the Company may from time to time reasonably request. The Purchaser agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Purchaser not misleading. Any delivery of any Registrable Securities by the Purchaser shall constitute a representation and warranty by the Purchaser that the information relating to the Purchaser and the distribution of Registrable Securities is as set forth in the Prospectus delivered by the Purchaser in connection with such disposition, that such Prospectus does not as of the time of such delivery contain any untrue statement of a material fact relating to the Purchaser or the distribution and that such Prospectus does not as of the time of such delivery omit to state any material fact relating to the Purchaser or the distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

                  5. REGISTRATION EXPENSES. All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings or listing, as applicable, required to be made with the SEC or the NYSE and (y) relating to compliance with Federal securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) the reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock, (iv) messenger, telephone and delivery expense relating to the performance of the Company's obligations hereunder, (v) reasonable fees and disbursements of counsel for the Company in connection with the Shelf Registration, (vi) fees and disbursements of the Company's independent accountants and (vii) Securities Act liability insurance, to the extent obtained by the Company in its sole discretion. In addition, each of the Purchaser and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties.

                  6.       INDEMNIFICATION.

                           (a)      INDEMNIFICATION BY THE COMPANY.  The Company
shall indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser (within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act) from and against all losses, liabilities, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except as to the Purchaser insofar as such Losses arise out of or are based upon the information relating to the Purchaser or the intended distribution by the Purchaser furnished to the Company in writing by the Purchaser expressly for use therein; PROVIDED, HOWEVER, that the Company shall not be liable to the Purchaser (or any person controlling the Purchaser) to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus if either (A)(i) the Purchaser, if required, failed to send or deliver a copy of the Prospectus with or prior to delivery of written confirmation of the sale by the Purchaser to the person asserting the claims from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the Purchaser, being required to deliver such Prospectus, thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                  (b) INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers who sign a Registration Statement, and each person, if any, who controls the Company, (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information relating to the Purchaser so furnished in writing by the Purchaser (or its representative) to the Company expressly for use in such Registration Statement or Prospectus.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Purchaser and all persons, if any, who control the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.
In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In such case involving the Purchaser, and persons who control the Purchaser, such firm shall be designated in writing by the Purchaser. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party and its Affiliates from all liability or claims that are the subject matter of such proceeding.

                           (d)      CONTRIBUTION.  If the indemnification
provided  for in this Section 6 is  unavailable  to an  indemnified  party under
Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Purchaser on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by PRO RATA allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent

misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution form any person who was not guilty of such fraudulent misrepresentations.

                  The   indemnity,   contribution   and  expense   reimbursement
obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Merger Agreement or otherwise.

                  The indemnity and  contribution  provisions  contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or the Company, its officers or directors or any person controlling the Company and (iii) the sale of any Registrable Securities by the Purchaser.

                  7.       MISCELLANEOUS.

                           (a)      REMEDIES. In the event of a breach by the
Company of its obligations under this Agreement, the Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, and all rights under the Merger Agreement and the Indemnity Agreement, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                           (b)      NO CONFLICTING AGREEMENTS.  The Company has
not, as of the date hereof, and shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities which conflicts with the rights granted to the Purchaser in this Agreement. The Company represents and warrants that the rights granted to the Purchaser hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

                           (c)      AMENDMENTS AND WAIVERS. The provisions of
this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Purchaser.

                           (d)      NOTICES.  All notices and other
communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

                           (x)      if to the Company:

                                    Triarc Companies, Inc.
                                    280 Park Avenue
                                    New York, NY 10017
                                    Attention: Brian L. Schorr, Esq.
                                    Telecopy No.:  (212) 451-3216

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:  Neale Albert, Esq.
                                                  Paul D. Ginsberg, Esq.
                                    Telecopy No.:  (212) 757-3990

                           and

                           (y)      if to the Purchaser:

                                    [CS Entity]
                                    c/o Cadbury Schweppes plc
                                    25 Berkeley Square
                                    London, England W1X6HT
                                    Attention: Company Secretary
                                    Telecopy No.:  (011) 44 207 830 5221

                                    with a copy to:

                                    Morgan, Lewis & Brockius LLP
                                    101 Park Avenue
                                    New York, NY 10178
                                    Attention: Charles E. Engros, Esq.
                                    Telecopy No.:  (212) 309-6273

or to such other address as such person may have furnished to the other persons identified in this Section 7(d) in writing in accordance herewith.

                           (e)      ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.
This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. This Agreement is intended for the sole benefit of, and is enforceable by, the parties hereto and their respective successors and permitted assigns, and no right, benefit or remedy of any nature whatsoever is intended to be conferred upon any other person by reason of this Agreement.

                           (f)      COUNTERPARTS.  This Agreement may be
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                           (g)      HEADINGS.  The headings in this Agreement
are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (h)      GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                           (i)      SEVERABILITY.  If any term, provision,
covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

                           (j)      ENTIRE AGREEMENT. This Agreement, together
with the Custody Agreement, Merger Agreement and the Indemnity Agreement, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

                           (k)      ATTORNEYS' FEES.  In any action or
proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                           (l)      FURTHER ASSURANCES.  Each of the parties
hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

                           (m)      TERMINATION.  This Agreement and the
obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof, each of which shall remain in effect in accordance with their terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     TRIARC COMPANIES, INC.,


                                                     By:
                                                        ------------------------
                                                           Name:
                                                           Title:


Accepted as of the date first above written:

[CS ENTITY]


By:
   -------------------------------------------
      Name:
      Title:


List of Omitted Schedules

SCHEDULES         -     Disclosure Schedules
  SECTION 1.1     -     Knowledge  SECTION 3.2(a) - SBG Options Outstanding
  SECTION 3.2(b)  -     Capitalization;Subsidiaries
  SECTION 3.4     -     Consents and Approvals
  SECTION 3.5     -     Non-Contravention
  SECTION 3.7     -     Financial Statements; No Undisclosed Liabilities;
                        Absence of Certain Changes
  SECTION 3.8     -     Litigation
  SECTION 3.9     -     Taxes
  SECTION 3.10    -     Employee Benefits
  SECTION 3.11    -     Compliance with Laws
  SECTION 3.12    -     Intellectual Property
  SECTION 3.13    -     Contracts
  SECTION 3.16    -     Environmental Matters
  SECTION 3.17    -     Labor Relations
  SECTION 3.18    -     Business Relationships; Receivables
  SECTION 3.19    -     Corporate Matters
  SECTION 3.21    -     Inventories
  SECTION 5.1     -     Conduct of Businesses Pending Closing
  SECTION 5.9     -     Related Party Payments
  SECTION 5.14    -     Payment for Options


The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.